Exhibit 4.23

English Translation

September 23, 2018

Tus-Education Investment (Beijing) Co., Ltd.

Beijing Giant Dream Education and Technology Co., Ltd.

Yin Xiong

Beijing Yin Xiong Education and Technology Co., Ltd.

Geng Xiaofei

Shanghai OneSmart Education Investment Co., Ltd

Beijing Tus Giant Education and Technology Co., Ltd.

In connection with the transfer of equity interest in Beijing
Tus Giant Education and Technology Co., Ltd.

FRAMEWORK AGREEMENT

This Framework Agreement (this “Agreement”), dated September 23, 2018, is entered into by and among the following Parties in Haidian District, Beijing, the PRC:

(1)             Tus-Education Investment (Beijing) Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferor 1”);

(2)             Beijing Giant Dream Education and Technology Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferor 2”, together with Transferor 1, the “Transferors”);

(3)             Yin Xiong, a PRC citizen whose ID number is *;

(4)             Beijing Yin Xiong Education and Technology Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Yin Xiong Education Company”);

(5)             Shanghai OneSmart Education Investment Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferee 1”);

(6)             Geng Xiaofei, a PRC citizen whose ID number is * (“Transferee 2”, together with Transferee 1, the “Transferees”); and

(7)             Beijing Tus Giant Education Technology and Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Company”).

In this Agreement, the Transferor, Yin Xiong, Yin Xiong Education Company, the Transferee and the Company shall be referred to collectively as the “Parties” and individually as a “Party”.

Whereas:

(A).        The Company is a limited liability company incorporated on July 10, 2014 with unified social credit code *, and registered address at Room 1004, 10/F, Block A, Building 1, Yard 1, East Zhongguancun Road, Haidian District, Beijing.  As of the date hereof, Transferor 1 and Transferor 2 hold 55% and 45% of equity interest in the Company respectively.

(B).        In accordance with the Giant Education Investment Framework Agreement and the subsequent related agreements entered into by the relevant parties in September 2014 (collectively, the “Performance Compensation Agreement”), Yin Xiong and the Transferor 2 shall bear corresponding performance compensation obligations to Transferor 1 (“Performance Compensation Obligation”).  As the security for such Performance Compensation Obligation, Transferor 2 has pledged 45% of its equity interest in the Company to Transferor 1 (such pledge was registered on April 20, 2016) (“Existing Equity Pledge”).

(C).        Transferor 1 agrees to sell and the Transferees agree to purchase 55% of equity interest in the Company held by Transferor 1; therefore, Transferor 1, the Transferees and the Company will enter into an equity transfer agreement, under which equity transfer will be conducted pursuant to the terms and conditions set forth therein (“Equity Transfer Agreement I”).

(D).        Transferor 2 agrees to sell and the Transferees agree to purchase 45% of equity interest in the Company held by Transferor 2; therefore, Transferor 2, the Transferees and the Company will enter into an equity transfer agreement, under which equity transfer will be conducted pursuant to the terms and conditions set forth therein (“Equity Transfer Agreement II”, together with the Equity Transfer Agreement I, the “Equity Transfer Agreements”).

The Parties agree as follows:

1.                                     Definitions and Interpretation

1.1                              Unless otherwise defined herein, terms defined in the Equity Transfer Agreement shall have the same meanings when used in this Agreement.

1.2                              Headings are for convenience only and shall not affect interpretation of this Agreement.

1.3                              A “Party” includes its respective successor, assignee and personal representative (if applicable).

1.4                              All guarantees, representations, warranties, covenants, agreements or obligations made or entered into by two or more persons shall be joint and several.

1.5                              If the date on which the rights under this Agreement should have been exercised or the obligations hereunder shall have been performed is not a Business Day, the exercise of such rights or performance of such obligations shall be postponed to the nearest Business Day.

2.                                     Performance Compensation

2.1                              Each Party hereby acknowledges that:

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2.1.1                    According to the arrangements under the Performance Compensation Agreement, the performance compensation amount payable by Transferor 2 to Transferor 1 shall be RMB75,000,000 (the “Performance Compensation”);

2.1.2                    The Transferees agree to pay the Transferor 1 the Performance Compensation in the amount of RMB75,000,000 on behalf of the Transferor 2.  Notwithstanding anything to the contrary in the Equity Transfer Agreement I and the Equity Transfer Agreement II, the Transferors and the Transferees acknowledge that such compensation of RMB75,000,000 and the transfer consideration of RMB262,000,000 (agreed under Article 3 of the Equity Transfer Agreement II) jointly constitute the total transfer consideration for the target equity interest under the Equity Transfer Agreement II in the amount of RMB337,000,000.

2.1.3                    After the Transferees pays the Performance Compensation to Transferor 1 in accordance with Article 2.1.1 and Article 2.1.2, it shall be deemed as: Yin Xiong and the Transferor 2 have duly performed the Performance Compensation Obligation, and the Transferor 1, the Transferor 2 and the Company shall promptly (no later than five (5) Business Days after the Transferees pays the Performance Compensation to Transferor 1) release the Existing Equity Pledge and complete relevant pledge cancellation procedure.

3.                                     Equity Transfer Transaction

3.1                              If the Transferees terminates or rescinds the Equity Transfer Transaction under the Equity Transfer Agreement I in accordance with such agreement, the Transferees shall have the option to terminate or rescind the Equity Transfer Transaction under the Equity Transfer Agreement II simultaneously.

3.2                              The Transferee 1 shall bear joint and several liabilities for the payment obligations of the Transferee 2 under the Equity Transfer Agreement I and the Equity Transfer Agreement II.

3.3                              Once the relevant Equity Transfer Agreement has been terminated or rescinded, the relevant Transferor shall have the obligation to refund or make the relevant payment (including without limitation the Equity Transfer Price and overdue fees) to the Transferees in accordance with the relevant Equity Transfer Agreement. Notwithstanding the foregoing, if the Transferor 2 and its shareholders rescind the relevant transfer agreement in accordance with Article 3.1 hereof, the Transferor 2 shall no longer refund the taxes and fees arising from the Equity Transfer Agreement II (including without limitation corporate income tax incurred by the Transferor 2 and individual income tax incurred by shareholders due to dividends paid by Transferor 2); for the avoidance of doubt, if the Transferees have paid the Performance Compensation to Transferor 1 in accordance with Article 2.1.1 and Article 2.1.2, the Transferor 1 shall refund the same to the Transferees directly.

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4.                                     Financial Advisor Fee

4.1                              Since Yin Xiong Education Company matched the equity transfer under the Equity Transfer Agreement with the relevant parties, the Transferees agree to pay RMB8,000,000 to Yin Xiong Education Company as financial consultant fee subject to satisfaction of following conditions: (i) within 5 Business Days after all equity interests in the Company are registered with the AIC in the name of the Transferees, the Transferees will pay RMB6,000,000 to Yin Xiong Education Company, (ii) the operating income of the Company for 12 consecutive months immediately following the month in which the aforesaid registration has been completed does not decrease compared to operating income for the previous 12 months.  The Transferees shall pay the rest amount of RMB2,000,000 to Yin Xiong Education Company within 5 Business Days upon satisfaction of aforesaid conditions.

4.2                              If the equity transfer transaction is terminated or rescinded in accordance with the relevant Equity Transfer Agreement and this Agreement, the Transferees shall have no obligation to pay the financial advisor fee under Article 4.1 to Yin Xiong Education Company.  If such fee has been paid, after deduction of paid income tax, the remaining amount shall be returned to the Transferees within 10 Business Days after the termination or rescission of the equity transfer transaction.  With respect to the amount not refunded, Yin Xiong Education Company agrees to pay the Transferees overdue fee of 0.1% per day. Yin Xiong agrees to bear joint and several liability for the refund of the financial advisor fee and overdue fee.

5.                                     Confidentiality

5.1                              Subject to exceptions set forth in Article 5.2, from the date hereof, each Party shall not, without prior written consent of the other Parties, disclose (or permit its officers, employees, directors, agents, advisors or affiliates to disclose) the existence of this Agreement or its contents to any person or entity (except as permitted by this Agreement).  In case of any early termination of this Agreement, the Transferees (including their affiliates, officers, employees, directors, agents, advisors, representatives and aforesaid personnel of their affiliates) shall bear aforesaid confidentiality obligation for the information about the Company provided by the Transferors to the Transferees.

5.2                              The restrictions of Article 5.1 shall not apply to disclosure of any information by a Party (“Disclosing Party”) if:

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(a)                                          The information is in or hereafter enters into public domain otherwise than as a result of breach of confidentiality;

(b)                                          The information is disclosed to persons authorized by law to receive such information, and such disclosure is required by law, governmental authority, stock exchange or other regulatory body having jurisdiction over the Disclosing Party;

(c)                                           In the course of proceedings to which the Disclosing Party is a party, the information is disclosed to the court, arbitrator or administrative tribunal as requested for such proceedings; or

(d)                                          The information is disclosed to professional advisers by the Disclosing Party, and such advisers bear confidential obligation to the Disclosing Party about the information disclosed.

6.                                     Yin Xiong undertakes and covenants to the Transferees that he will not employ or attempt to employ any employee or officer of the Company during the period from the execution date of this Agreement to the end of the third (3rd) year after he ceases to hold, directly or indirectly, any equity interest in the Company (list of employees and officers shall be provided by the Transferees within 30 days after the closing of the Equity Transfer Agreement II).

7.                                     The Transferor 2 and Yin Xiong shall ensure that the execution of the Transaction Documents and the performance of the transactions contemplated by the Equity Transfer Agreement II and this Agreement will not violate the articles of association, internal governance rules of the Transferor 2 and the Company Law.  Any liability arising from any dispute between shareholders of the Transferor 2 in connection with the amount of the Transfer Price, the validity of internal authorization of the Transferor 2 in connection with the Transaction and the internal distribution of proceeds among the shareholders of the Transferor 2 in connection with the Transfer Price shall be irrelevant to the Transferees, and the Transferor 2 and Yin Xiong shall compensate the Transferees for any actual losses incurred by the Transferees arising from such dispute.

8.                                     Liability for Breach of Contract

8.1                              In the event that a Party’s breach of this Agreement causes losses to the other Parties, such Party shall bear the corresponding liabilities.

8.2                              The default provisions set forth in this Article shall take effect from the outset, and shall not be affected by other Articles of this Agreement or become invalid as a result of rescission or termination of this Agreement.

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8.3                              Any grace or leniency granted by a Party to the other Party with respect to any breach or delay by the other Party shall not be deemed as a waiver of its rights and powers, and shall not prejudice, affect or restrict all rights and powers such Party is entitled to under this Agreement and relevant laws and regulations.

8.4                              The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies provided by law.

8.5                              Failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law shall not impair or constitute a waiver of such right or remedy, or impair or constitute a waiver of any other right or remedy, except for knowingly and deliberately delay which exceeds limitation of litigation.

9.                                     General Provisions

9.1                              This Agreement, together with other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, consultations and negotiations.  All previous agreements relating to the subject matter of this Agreement are hereby extinguished and shall have no further force or effect, but nothing in this Agreement shall exclude liability or remedy arising out of fraud.

9.2                              This Agreement may not be amended, revised or otherwise modified except by an instrument in writing agreed by the Parties.

9.3                              This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Without the prior written consent of the other Parties, no Party shall (or shall attempt to) assign, transfer, subcontract or dispose by any other way the benefit of all or any of its rights or interests or any of its obligations under this Agreement.

9.4                              Each of the provisions of this Agreement is severable.  If any provision is held to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, but would be valid and enforceable if some part of the provision are deleted or applicable scope is reduced, that provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable.  Without prejudice to the foregoing, if any provision is held to be illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, such provision shall be deemed, to the extent of such illegality, invalidity or unenforceability, not to form part of this Agreement, and the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, so long as the fundamental relationships among the Parties are not materially changed.  The Parties shall use all reasonable efforts to replace such illegal, invalid or unenforceable provision with a substitute provision that is legal, valid and enforceable and that has the closest possible consequence to the intent of the illegal, invalid or unenforceable provision.

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9.5                              This Agreement is written and executed in the Chinese language. This Agreement is executed in fourteen (14) originals, and each Party and the Company shall hold two (2) originals.

9.6                              Either Party shall be relieved of all or part of its obligations under this Agreement in light of the effect of Force Majeure Event if it fails or delays to perform its obligations hereunder due to such Force Majeure Event, provided, however, that such Party shall promptly notify the other Party of the occurrence of such Force Majeure Event and provide the other Party with detailed information and evidence within fifteen (15) Business Days after the occurrence of such Force Majeure Event, specifying the reason for its failure or delay in performing its obligations hereunder.  If the effect of a Force Majeure Event cannot be restored, rectified or remedied within thirty (30) Business Days after the occurrence of such Force Majeure Event, any Party shall have the right to rescind this Agreement without liability.  “Force Majeure Event” means, with respect to a Party, any unforeseeable, unavoidable, insurmountable or uncontrollable objective circumstances preventing such Party from performing all or part of its obligations hereunder, including lightning, typhoon, hurricane, flood, earthquake or other acts of nature, epidemic, war, riots and adjustments to and changes in any relevant laws.

10.                              Notices

10.1                       Notices (including any approvals, consents or other communications) relating to this Agreement and the documents referred to herein:

Shall be written in Chinese;

Shall be left at or delivered by courier to address of recipient, or sent by prepaid letter (where letter is sent to or from a place outside of the PRC, it shall use airmail) to address of recipient, or sent by email to email box of recipient, under which in each case with respect to the Party to whom notice is to be given in accordance with this Section (with indication of specified recipient), or such other address or facsimile number and/or indication of such other recipient as the relevant Party may, from time to time, designate by notice given in accordance with this Section.

Detailed information of each party as of the execution date of this Agreement is as follows:

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To Transferor 1: Tus-Education Investment (Beijing) Co., Ltd.

Address: 10/F, Block A, Innovation Plaza, Tsinghua Science Park, Haidian District, Beijing

Attention:

To Transferor 2: Beijing Giant Dream Education and Technology Co., Ltd.

Address: Room 905, Block B, Jinyu K. Wah Plaza, Shangdi Third Street, Haidian District, Beijing

Attn:

To Yin Xiong

Address: Room 905, Block B, Jinyu K. Wah Plaza, Shangdi Third Street, Haidian District, Beijing

Tel:

To Yin Xiong Education Company: Beijing Yin Xiong Education and Technology Co., Ltd.

Address: Room 905, Block B, Jinyu K. Wah Plaza, Shangdi Third Street, Haidian District, Beijing

Attn:

To Transferee 1: Shanghai OneSmart Education Investment Co., Ltd.

Address: No. 165 West Guangfu Road, Putuo District, Shanghai

Attention: Zou Qi

To Transferee 2: Geng Xiaofei

Address: Room 501, North Building, No. 839 Dalian Road, Hongkou District, Shanghai

Tel:

To the Company: Beijing Tus Giant Education and Technology Co., Ltd.

Address: No. 64 West Shuimo Street, East Yuanmingyuan Road, Haidian District, Beijing

Pre-closing Attention:

Post-closing Attention:

10.2                       Subject to Article 10.1, a notice shall be deemed to have been given:

Upon delivery if left at address of recipient;

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Notice given by mail shall be deemed to have been given on the third (3rd) day after sending (or on the seventh (7th) day after sending if the letter is sent to or from an address outside of the PRC); and

Notice given by email shall be deemed to have been delivered upon successful transmission as shown on the sending email box.

10.3                       A notice given or deemed to have been given under Article 10.2 on a non-Business Day at local time of place of delivery or after 5 p.m. on a Business Day shall be deemed to have been given on the next following Business Day.

10.4                       Each Party undertakes to give notice to the other Party pursuant to this Section if the address set forth herein is no longer appropriate for notice delivery.

11.                              Governing Law and Dispute Resolution

11.1                       This Agreement shall be governed by and construed in accordance with the laws of the PRC.

11.2                       Any dispute, controversy or claim among the Parties arising from or in connection with this Agreement or any breach of this Agreement; if not resolved by the Parties through friendly consultation, shall be submitted to the competent people’s court in Beijing for litigation.

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Signature Page

Transferor 1
Tus-Education Investment (Beijing) Co., Ltd.

/s/ Authorized Signatory
Signed by:
Title:

Transferor 2

Beijing Giant Dream Education and Technology Co., Ltd.

/s/ Authorized Signatory
Signed by:
Title:

Yin Xiong

/s/ Yin Xiong

Beijing Yin Xiong Education and Technology Co., Ltd.

/s/ Authorized Signatory
Signed by:
Title:

Signature Page

Transferee 1

Shanghai OneSmart Education Investment Co., Ltd

/s/ Authorized Signatory
Signed by:
Title:

Transferee 2

Geng Xiaofei

/s/ Geng Xiaofei

The Company

Beijing Tus Giant Education and Technology Co., Ltd.

/s/ Authorized Signatory
Signed by:
Title:

English Translation

Equity Transfer Agreement

Transferor (hereinafter referred to as “Party A”): Shanghai OneSmart Education Investment Co., Ltd

Unified social credit code:

Address (or Domicile): Room 118, Building 20, No. 1-42, Lane 83, North Hongxiang Road, Wanxiang Town, Pudong New Area, Shanghai

Transferee (hereinafter referred to as “Party B”): Geng Xiaofei

ID Number:

Address (or Domicile): No. 38, Lane 1500, Kongjiang Road, Yangpu District, Shanghai

Beijing Sunshine Giant Education and Technology Co., Ltd (hereinafter referred to as the “Target Company”) is a limited liability company, registered and established in accordance with the Company Law and the Regulations on Administration of Company Registration, and has registered capital of RMB11,000,000.  Party A decides to transfer its equity interest in the Target Company to Party B in accordance with the conditions set forth herein.  After consultation, Party A and Party B, on basis of the principles of voluntariness, equality, fairness, and good faith, agree as follows:

Section 1 Transfer Subject, Transfer Price and Payment Terms

1.              Party A agrees to transfer 12% equity interest of the Target Company (corresponding to registered capital of RMB1,320,000) (“Equity Interest”) to Party B at the price of RMB94,800,000 (“Equity Transfer Price”), and Party B agrees to purchase the Equity Interest at such price and upon such conditions.

After the completion of the transfer of the Equity Interest, Party B will hold 82% equity interest of the Target Company (corresponding to registered capital of RMB9,020,000).

2.              Within 90 days upon the execution of this Agreement, Party B shall pay the Equity Transfer Price, i.e. RMB94,800,000, to Party A in a lump sum by wire transfer.

3.              Party B shall pay the Equity Transfer Price to the following account designated by Party A in accordance with Article 2 under Section 1:

Account Name: Shanghai OneSmart Education Investment Co., Ltd

Opening bank: Construction Bank, Changning Branch

Account Number:

4.                  The execution date of this Agreement shall be the Closing Date of the equity transfer transaction contemplated herein.

Section 2 Warranties

1.                  Party A warrants that the Equity Interest to be transferred to Party B is actually contributed to the Target Company and legally owned by Party A, and Party A has full right to dispose such equity interest.  The Equity Interest is not frozen, auctioned by the people’s court or placed under any mortgage, pledge, security or other defect which may affect the interests of the Transferee.  Before the completion of the change registration with the applicable administration for industry and commerce regarding the Equity Interest, Party A shall not dispose the Equity Interest in any manner which will affect the interests of Party B, such as transfer, grant, mortgage, pledge, and etc.

Section 3 Transfer of Equity Interest and Assumption of Expenses

1.                  Party A, together with Party B, shall actively assist the Target Company to complete the procedures for change registration in equity transfer within fifteen (15) Business Days after the receipt of the Equity Transfer Price (or within fifteen (15) Business Days after the Target Company completes the pre-approval or reporting procedures, if there is any such procedures according to the laws).

2.                  To complete the aforesaid equity transfer procedures, Party A and Party B shall take all necessary steps and sign all necessary documents, including, without limitation, signing a shareholder’s (or shareholders’) resolution consenting to the equity transfer and the corresponding changes, and amending the articles of association.

3.                  Unless otherwise agreed to by this Agreement, each of the Parties shall bear its own costs (including handling fees and taxes) incurred as a result of the transfer of the Equity Interest in the Target Company in accordance with the laws.

4.                  The above change procedures shall not affect the Closing Date of the Equity Transfer.

Section 4 Amendment and Rescission

Before the Target Company completes the change registration of the transfer of the Equity Interest, the Agreement may be changed or rescinded under any of the following circumstances:

1.                  If a Force Majeure Event or other unpreventable external event not contributed by fault of either Party causes the Agreement’s incapability to be performed, either Party may terminate the Agreement by notifying the other Party in writing.

2.                  Either party may terminate this Agreement by a written notice to the other Party in the event that the other party loses its ability to perform.

3.                  If the breach of one Party or both Parties has seriously affected the economic benefits of the non-breaching Party, making it unnecessary to perform this Agreement, the non-breaching Party may inform the other Party to terminate this Agreement in writing.

4.                  This Agreement may be modified or terminated upon the mutual consent due to changes in the circumstances.

Section 5 Liabilities for Breach of Contract

1.                  Any Party’s breach of any of its representations, warranties or covenants herein or breach or failure to perform any of its obligations hereunder shall constitute a breach.  The non- breaching Party shall have the right to request the breaching Party in writing to rectify its default and continue to perform this Agreement.  The breaching Party shall take full, effective and timely measures to rectify the consequences of breach within five (5) Business Days after the receipt of the above written notice.  One Party shall be liable to the other Party for compensation for any actual loss suffered by the other Party due to its breach of contract.

2.                  Party A is entitled to terminate this Agreement in the event that Party B delays the payment of the Equity Purchase Price for more than 30 days.  Upon the termination of this Agreement, the transactions contemplated hereby shall be, and the Parties shall take all necessary measures to cause such transactions to be, terminated, to cancel and reverse to a status as such transactions were never conducted, including, if the Equity Interest has been registered under the name of Party B with the competent AIC at that time, Party B shall cooperate to transfer the Equity Interest back to Party A at the Equity Transfer Price paid by then and complete the AIC change registration.

Section 6 Dispute Resolution

1.                  Any dispute arising from the validity, performance, breach and termination of this Agreement shall be settled by the Parties through friendly negotiation.

2.                  In case no settlement has been reached, either Party can initiate a suit to the people’s court where Party A is located.

Section 7 Governing Law

This Agreement shall be governed by the laws of the People’s Republic of China.

Any matters not mentioned herein shall be determined by the Parties through negotiation and execution of supplementary agreements.  The supplementary agreements executed by the Parties shall have the same legal effect as the Agreement.

Section 8 Execution Date and Place

This Agreement is made by and between the Transferor and the Transferee on March 1, 2019 in Shanghai.

Section 9 Conditions to Effectiveness

This Agreement shall take effect upon being signed or sealed by both Parties.

Section 10 There are four (4) originals for this Agreement.  Party A and Party B shall each hold one original, the administrative authority for industry and commerce shall keep one original, and the Target Company shall keep one original.  Each original shall have the same legal effect.

[Reminder of page intentionally left blank]

[Signature Page of the Equity Transfer Agreement]

Party A (Signature or Seal):
/s/ Authorized Signatory

Party B (Signature or Seal):
/s/ Geng Xiaofei

English Translation

September 23, 2018

Tus-Education Investment (Beijing) Co., Ltd.

And

Geng Xiaofei

Shanghai OneSmart Education Investment Co., Ltd

Beijing Tus-Giant Education and Technology Co., Ltd.

EQUITY TRANSFER AGREEMENT

In connection with the

Beijing Tus-Giant Education and Technology Co., Ltd.

This Equity Transfer Agreement (“Agreement”), dated September 23, 2018, is entered into by and among the following Parties in Beijing, the PRC:

(1)                                Tus-Education Investment (Beijing) Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferor”);

(2)                                Shanghai OneSmart Education Investment Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferee 1”);

(3)                                Geng Xiaofei, a PRC citizen whose ID number is * (“Transferee 2”, together with Transferee 1, “Transferees”); and

(4)                                Beijing Tus-Giant Education and Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Company”).

In this Agreement, the Transferor, the Transferees and the Company are collectively referred to as the “Parties” and individually as a “Party.”

Whereas:

(A).                  The Company is a limited liability company incorporated on July 10, 2014 with unified social credit code *, and registered address at Room 1004, 10/F, Block A, Building 1, Yard 1, East Zhongguancun Road, Haidian District, Beijing. As of the execution date of this Agreement, Transferor holds 55% of equity interest in the Company.

(B).                  The Transferor agrees to sell and the Transferees agree to purchase 55% equity interest held by the Transferor in the Company (this “Transaction”) pursuant to the terms and conditions set forth herein.

The Parties agree as follows:

1.                  Definitions and Interpretation

1.1           As permitted by the context of this Agreement, the following words and expressions shall have the following meanings:

“Equity Interest”

55% of the registered capital of the Company held by the Transferor (which as of the date hereof is RMB6,050,000), together with all existing and future right, title and interest arising out of or in respect of such registered capital, including right to receive all dividends or other distribution benefits and all other rights and benefits attaching to its equity interest pursuant to the article of association or applicable laws;

“Transaction”	Has the meaning ascribed to it in RECITALS (B);

“Entrusted Payment”	Has the meaning ascribed to it in Section 3.1;

“Business Day”	A day (excluding Saturday, Sunday and statutory holidays) on which banks located in the PRC are open for business;

“Company”	Means Beijing Tus-Giant Education and Technology Co., Ltd., please see Appendix I for details;

“Closing”	Has the meaning ascribed to it in Section 6.3;

“Payment Date”	Has the meaning ascribed to it in Section 13.3;

“Payment Condition Fulfillment Date”	Has the meaning ascribed to it in Section 6.1;

“Closing Date”	Has the meaning ascribed to it in Section 6.3;

“Change Registration Completion Date”	Has the meaning ascribed to it in Section 7.1(a);

“Transaction Documents”	This Agreement and the Framework Agreement;

“Framework Agreement”

Means the Framework Agreement on the equity interest transfer of Beijing Tus-Giant Education and Technology Co., Ltd. entered into by and among Tus-Education Investment (Beijing) Co., Ltd., Beijing Giant Dream Education and Technology Co., Ltd., Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd., YIN Xiong, Beijing Yinxiong Education and Technology Co., Ltd., Beijing Tus-Giant Education and Technology Co., Ltd. and other parties;

“Transferee Conditions”	Has the meaning ascribed to it in Section 4.2;

“Material Adverse Effect”

Means an event, circumstance, phenomenon, affairs or condition or any combination of the foregoing which has, or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities (including, without limitation, contingent liabilities), business condition, financial condition, results of operations or prospects of the Company (whether now existing or occurring on or prior to the date of this Agreement or occurring after that date);

“PRC”	The People’s Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau, and Taiwan;

“Transfer Price”	The consideration of the Equity Interest which is set forth in Section 3.1;

“Transferor Conditions”	Has the meaning ascribed to it in Section 4.1;

“AIC”	The State Administration for Industry and Commerce or any of its authorized local branches;

“Related Party”

(a) with respect to any person that is not an individual, means any other person that directly or indirectly controls, is controlled by or is under common control with, such Person; and (b) with respect to any person that is an individual: (i) the spouse of such person; (ii) children, parents (including stepparents) and siblings of such person and their spouses, spouses of such children or the spouses of such siblings, (iii) any trust established and maintained by any of the persons referred to in aforesaid sub-paragraphs (i) or (ii); and (iv) any medical institution or other entity of any type directly or indirectly controlled by or acting as the primary beneficiary by any person or entity referred to in aforesaid sub-paragraphs (i), (ii) or (iii);

“Governmental Entity”

Any international, national or local government or legislative body (at any level) or branch, subordinate or functional department thereof or other authority empowered to exercise any legislative power, regulatory power or quasi-governmental power;

“Intellectual Property Rights”

And all other rights or forms of protection of an equivalent or similar nature, in any part of the world, in respect of patents (including inventions, utility models and industrial designs), trademarks, copyrights (including rights in computer software), service marks, trade names or business names, domain names, logos and rights of authorship, design rights, database rights, confidential methods, processes and formulae, knowhow and other confidential information and trade secret rights and other similar rights, whether or not registered or capable of registration, and applications and rights of applications in connection with the foregoing;

“Encumbrance”

Any claim, mortgage, security, pledge, lien, restriction, assignment, power of sale, mortgage indenture, security interest, title retention, trust arrangement, subordinate arrangement, right of setoff under contract or any other agreement or arrangement having the effect of creating security or any other benefit, interest or other right available to any person (including any right to acquire, option, preemptive right or right of first refusal) or any agreement, arrangement or obligation to create any of the foregoing;

“Restricted Transaction Matters”	Has the meaning ascribed to it in Section 9.5.

1.1           Headings are for convenience only and shall not affect the interpretation of this Agreement.

1.2           “Transferor” and “Transferee” include each of their respective successors, assignees and personal representatives (where applicable).

1.3           All guarantees, representations, warranties, covenants, agreements or obligations made or entered into by two or more persons shall be joint and several.

1.4           If the date on which the rights under this Agreement should have been exercised or the obligations hereunder shall have been performed is not a Business Day, the exercise of such rights or performance of such obligations shall be postponed to the nearest Business Day.

2.                  Equity Interest Transfer

2.1           Subject to the terms and conditions of this Agreement, the Transferor transfers, and the Transferees acquire, the Equity Interest in the Company held by Transferor and all rights and obligations associated therewith, and such Equity Interest is free and clear of any lien, pledge or encumbrance of any kind.

The Transferees agree to purchase the Equity Interest in the number set forth in the following table:

Transferor	Amount of Registered Capital for Sale (RMB)	Percentage of Equity Interest in the Company
Transferor	6,050,000	55%

3.                  Transfer Price

3.1           The transfer consideration of the Equity Interest shall be RMB453,000,000 (“Transfer Price”).  All payment of the consideration to be made by the Transferees to the Transferor for the Transaction shall be made on a pro rata basis to the Transferor’s bank account as described in Section 3.3 below in accordance with Consideration Allocation Percentage.

In addition, the Transferees shall pay RMB75,000,000 (the “Entrusted Payment”) to the Transferor on behalf of relevant parties in accordance with the Framework Agreement.  The Transferees shall make payment of the Entrusted Payment to the Transferor’s bank account as described in Section 3.3 below in accordance with the amount payable in the table set forth in Section 3.2.  For the avoidance of doubt, the Entrusted Payment shall not constitute the consideration for the Equity Interest.

3.2           The Parties agree on the following matters: (A) the percentage of the Equity Interest to be purchased by each Transferee from the Transferor; (B) the pro rata amount of the Transfer Price and the amount of the Entrusted Payment to be paid by each Transferee; and (C) the percentage of the Transfer Price to be paid by each Transferee (“Consideration Allocation Percentage”).

Transferee	Equity Interest Percentage to be Purchased	Transfer Price (RMB)	Percentage of the Transfer Price	Entrusted Payments (RMB)
Geng Xiaofi	38.5%	317,100,000	70%	52,500,000
Shanghai OneSmart Education Investment Co., Ltd	16.5%	135,900,000	30%	22,500,000
Total	55%	453,000.000	100%	75,000,000

3.3           The Transferees shall pay the Transfer Price as follows: within five (5) Business Days after the Payment Condition Fulfillment Date, the Transferees shall remit RMB200,000,000 to the Transferor; and on or prior to October 15, 2018, the Transferees shall remit RMB253,000.000 to the Transferor.

The Transferees shall make the Entrusted Payment as follows: after the Payment Condition Fulfillment Date and on or prior to October 15, 2018, the Transferees shall remit all Entrusted Payment to the Transferor.  The day on which the Transfer Price and the Entrusted Payment to be made are completed shall be referred to as the “Payment Date”.

Payment information of the Transferor is as follows:

Beneficiary: Tus-Education Investment (Beijing) Co., Ltd.

Opening Bank: Tsinghua Garden Sub-branch of China Merchants Bank

Account No.:

4.                  Conditions Precedent

4.1           The obligation of the Transferor to complete the sale and transfer of the Equity Interest shall be subject to the conditions (the “Transferor Conditions”) reasonably satisfactory to the Transferor. The Transferor may in its sole and absolute discretion waive any one or more of the Transferor Conditions by notice in writing to the Transferees (without prejudice to any of its rights hereunder), the Transferor Conditions are:

4.1.1                    No governmental entity has issued, enacted, made, promulgated or enforced any law or order (other than any that has been revoked, withdrawn or reversed) that restricts, prohibits or otherwise prevents this Transaction;

4.1.2                    The Transaction Documents have been duly executed;

4.1.3                    The Transferees warranties are true and accurate in all material respects when made and remain true and accurate during the period from the execution date of this Agreement to the date of remittance of the relevant Transfer Price; and

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4.1.4                    The Transferees shall have performed and complied in all material respects with all agreements, obligations and conditions of the Transaction Documents to be performed or complied with by it on or before the remittance date of relevant Transfer Price.

4.2           The obligation of the Transferees to complete the purchase and transfer of the Equity Interest shall be subject to the conditions (the “Transferee Conditions”) reasonably satisfactory to the Transferees. The Transferees may in its sole and absolute discretion waive any one or more of the Transferees Conditions by notice in writing to the Transferor (without prejudice to any of its rights hereunder), the Transferee Conditions are:

(a)                       Governmental Entity has not issued, enacted, made, promulgated or enforced any law or order (other than any that has been revoked, withdrawn or reversed) that restricts, prohibits or otherwise prevents this Transaction;

(b)                       The Transaction Documents have been duly executed;

(c)                        The execution and delivery of this Agreement and other transaction documents and the performance by Transferor and the Company (as applicable) of the transactions contemplated hereby and thereby have been duly authorized by all necessary internal procedures and obtained by each of Transferor and the Company;

(d)                       No change having Material Adverse Effect has occurred to the Company’s business, in particular, change having Material Adverse Effect in its business, assets, liabilities, management, equity (financial, trading or otherwise) or profits;

(e)                        The Transferors shall have performed and complied in all material respects with all agreements, obligations and conditions contained in the Transaction Documents that the Transferors shall have performed or complied with on or before the remittance date of relevant Transfer Price;

(f)                         The Transferor’s Warranties are when given, and remain true, accurate and complete and not misleading in material respect during the period from the execution date of this Agreement until the date of remittance of relevant Transfer Price; and

(g)                        There is no governmental approval document relating to the Equity Transfer hereunder contrary to or inconsistent with the provisions of this Agreement or provisions detrimental to the Transferees.

4.3           Once this Agreement is executed, the Parties shall use all reasonable efforts to ensure the fulfillment of the conditions precedent by September 30, 2018.  Such reasonable efforts shall include, the Parties shall take all reasonable, necessary or appropriate measures as soon as practicable.  For the avoidance of doubt, the Parties agree that the Transferees shall pay the first installment of the price set forth in Section 3.3 hereof, i.e. RMB200,000,000, by September 30, 2018, unless the conditions to the Transferees have not been fulfilled (or waived by the Transferees).

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4.4           If by September 30, 2018, any of the Transferor Conditions have not been satisfied (or waived in accordance with Section 4.1) or the Transferee Conditions have not been satisfied (or waived in accordance with Section 4.2), this Agreement shall immediately terminate automatically, except for Section 1 (Definitions and Interpretation), Section 13 (Confidentiality), Section 14 (Expenses), Section 16 (General Terms), Section 17 (Notices) and Section 18 (Governing Law and Dispute Resolution).  Except for otherwise provided in this Agreement or for the liabilities for breach committed by any Party, the rights and obligations of each Party shall cease to be effective immediately after the termination.  If the Transferor Conditions or the Transferee Conditions are not satisfied due to willful or gross negligence of one Party, such Party shall bear the liabilities for breach.

5.                  Pre-closing Obligations

5.1           The Transferor undertakes that during the period from the execution date of this Agreement until the Closing Date, unless otherwise required in this Agreement, it shall cause the Company to carry out its normal business activities in the same manner as previously carried out and such business activities shall be in compliance with the PRC Laws.  Without prejudice to the generality of the foregoing, the Company shall, and the Transferor shall:

5.1.1                    ensure that the Company conducts its business only in the ordinary course and    shall not make or agree to make any payment, nor shall the Company create or agree to create any mortgage, lien, pledge or encumbrance of any nature, except for routine payments in the ordinary course of business or with the prior written consent of the Transferees;

5.1.2                    use their best efforts to preserve the business intact of the Company, maintain the Company’s assets in good working conditions and in good repair, and maintain the relationships with its customers, suppliers and other persons having business dealings with it;

5.1.3                    endeavor to ensure that the Company’s current officers and key employees will continue to provide services to the Company;

5.1.4                    at the reasonable request and prior notice of the Transferees, make available all books, records and accounts of the Company to the Transferees and/or any person authorized by the Transferees.  The audit shall only be conducted during the normal business hours and the Transferees and/or its authorized person shall not copy or take away such books, records and accounts; and

5.1.5                    unless upon prior written consent of the Transferees or unless otherwise specifically permitted in this Agreement, comply with the items set forth in Exhibit 2.

5.2           From the execution date hereof, the Transferor shall immediately notify the Transferees in writing of material information, notices and events relating to the Company, the employees of the Company or the assets once they become known to the Transferor; such material information, notices and events mean (i) the information, notices and events determined by the Transferor to be material, or (ii) such information, notices and events that may materially and adversely affect the Company.

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5.3           Unless otherwise specifically provided for herein, the Transferor and the Transferees shall each bear their own transfer taxes/fees (including the income tax, business tax, value-added tax, consumption tax, stamp duty, other similar taxes and governmental charges) arising out of this Agreement or the Transfer in accordance with the applicable laws.  The Parties shall cooperate with each other as far as reasonably required and to the extent consistent with laws to reduce such transfer taxes/fees.

5.4           References in this Section 5 and the pre-closing obligations set forth in Exhibit 2 involving the Company, the term “Company” shall include the Company and any entity controlled by the Company.

6.                  Fulfillment of Payment Conditions and Closing

6.1           The date on which all the Transferor Conditions and the Transferee Conditions have been satisfied or waived shall be referred to as the “Payment Condition Fulfillment Date.”

6.2           This Transaction shall be closed at the Company’s business place on the second Business Day (“Closing Date”) following the date of completion of the Change Registration (“Closing”).  The Parties may agree upon another time and place to consummate the Closing.

6.3           At the Closing, the Transferor shall duly perform its obligations customary in the market to effect the change in ownership and control of the Company.  Without limiting the generality of the preceding sentence, at the Closing, the Transferor shall deliver to the Transferees all Closing Deliverables as set out in Exhibit 4.

7.                  Covenants

7.1                              The Transferor shall perform and comply with each and all of the following covenants, obligations and undertakings:

(a)                                          Within 30 days after the Payment Date, the Transferor, the Transferees and the Company shall actively cooperate with each other in submitting to the AIC and completing the change registration with respect to this Transaction, and obtain the renewed business license; the date on which the change registration is completed with the AIC shall be referred to as the “Change Registration Completion Date”; and

(b)                       Following the Change Registration Completion Date, the Transferees shall cooperate with the Company in changing all authorized signatories for all bank accounts to designated personnel of the Transferees.

7.2                              The Transferor, the Company and the Transferees shall cooperate in (including the execution of all necessary documents) the appointment of the following personnel, and complete all necessary procedures with the AIC in connection with such appointment:

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(a)                       The Transferees shall appoint 4 directors to the board of the Company;

(b)                       Appoint one (1) director designated by the Transferees as the legal representative and the chairman of the Company;

(c)                        Appoint one (1) person designated by the Transferees as the sole supervisor of the Company; and

(d)                       Appoint persons designated by the Transferees as the general manager, the vice general manager and the finance director, and the human resources director of the Company;

7.3                              After the Closing Date, the Transferees shall ensure that the Company’s name shall be changed within 180 days after the Closing Date without the word of “Tus”; the Transferor and the Transferees agree that the Company can still use the trademark with the word of “Tus” within 180 days after the Closing Date but shall not continue to use the trademark after the aforesaid time limit, unless otherwise agreed by the Transferor.

8.                  Representations and Warranties

8.1           The Transferor represents and warrants to the Transferees that the representations and warranties set forth in Exhibit 3 (“Transferor Warranties”) are, and shall remain with respect to the period from the execution date of this Agreement to the Closing Date, true, accurate, complete and not misleading.  The representations and warranties concerning the Company set forth in Exhibit 3, the word “Company” shall include the Company and any entity controlled by the Company.

8.2           The Transferor acknowledges that the Transferees has entered into this Agreement in reliance upon the Transferor Warranties.

8.3           Notwithstanding the Closing, the Transferees shall still be entitled to claim that the Transferor Warranties are false, inaccurate, incomplete, misleading or have been breached in material respects within 2 years after the Closing Date (within 5 years after the Closing Date for tax-related matters).  After the aforementioned period, the Transferees shall not make any claim with respect to such matter.

8.4           The Transferor undertakes to notify the Transferees in writing immediately if it become aware of any matter or circumstance which violates or is inconsistent with the representations and warranties prior to the Closing.

8.5           If the Transferor Warranties are false, inaccurate, incomplete or misleading as of the Closing Date and the period from the execution date of this Agreement to the Closing Date, the Transferor shall pay the Transferees the amounts, and such amount of money is equal to the amount that would have been needed to put the Company in the position it would have been in had the Transferor guaranteed true and accurate performance.  The Transferor shall indemnify the Transferees for the actual losses suffered by the Company after the Closing Date due to any claim made by the Company after the Closing Date due to the false, inaccurate, incomplete or misleading of the Transferor Warranties.

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8.6           Without prejudice to the generality of Section 8.5 (i.e., the indemnification provided for in Section 8.5 shall apply to this Section 8.6), the Transferor undertakes to indemnify the Transferees against any claims, liabilities, losses, costs and expenses that the Transferees may suffer in relation to:

(a)             Settle with the Transferor any claim in connection with the false, inaccurate, incomplete, misleading or breach of the Transferor Warranties;

(b)             The Transferees claim that the Transferor’s Warranties are false, inaccurate, incomplete, misleading or breached and received a successful judgment through legal proceedings; and

(c)              Enforce such settlement agreement or judgment in relation to this Agreement or its subject matter.

8.7           Prior to the Closing Date, in order to enable the Transferees to assure the accuracy of, and compliance with, the Transferor Warranties, the Transferor shall make every effort to provide the Transferees and its authorized representatives with information and materials relating to the Company and the Transferor to the extent reasonably requested by the Transferees in writing.

9.                  Additional Rights, Obligations and Undertakings

9.1           Each of the Parties shall bear and pay all costs, taxes and expenses incurred or to be incurred by it in connection with negotiating and executing this Agreement and conducting and consummating this Transaction.

9.2           The Transferor shall also, to the extent deemed necessary and appropriate by the Transferees, provide full cooperation in connection with the change of the names of the Company and/or its affiliates.  Further, to the extent deemed necessary and appropriate by the Transferees, the Transferor shall provide cooperation and take necessary measures to assist the conversion of the private schools owned by the Company from non-profit nature into for-profit nature, the application for the school qualification of private schools owned by the Company, the Company and its private schools, the follow-up operation of the Company, the management of the Company and the maintenance of the stability of the education team and other matters reasonably requested by the Transferees.

9.3           The Transferor undertakes and covenants to the Transferees that, during the period from the execution of this Agreement until the end of the third (3rd) year after it ceases to hold, directly or indirectly, any equity interest in the Company, it shall not, and shall ensure that any entity or person controlled by the Transferor and other entities or persons acting on its behalf will not, employ or attempt to employ any employee or officer of the Company, or induce or attempt to induce any employee or officer of the Company to leave his/her position with the Company, except with the prior written consent of the Transferees.

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9.4           After the Closing, the Transferees shall be entitled, in its sole discretion, (i) to decide and adjust the employee structure, number and compensation, and other human resources matters of the Company; and (ii) to incorporate the human resources rules and policies of the Transferees (or its affiliates) into the human resources system of the Company.

9.5           If at any time after the execution of this Agreement, (A) this Agreement or this Transaction is held invalid by a judicial authority, (B) the competent governmental entities request in writing to cease or cancel this Transaction, or (C) the competent governmental entities issue, formulate, make, promulgate or implement any orders, opinions, guidance, notices or approvals restricting, prohibiting or preventing this Transaction in writing with respect to this Transaction (“Restricted Transaction Matters”), the Transferees shall have the right to immediately terminate or cancel this Transaction; if the Transferees terminate or cancel this Transaction in accordance with the foregoing, it shall give a notice of termination or cancellation of this Transaction to the Transferor and, the rights and obligations of each Party shall cease to be effective from the date on which the Transferor give such notice of termination or cancellation of this Transaction, except as otherwise provided herein or as to the liabilities for breach of contract incurred by any Party,.

In particular, after the Transferees terminates or rescinds this Transaction in accordance with the abovementioned provisions of this Section 9.5: (A) if the relevant change registration of the Company has been completed, the Transferees shall cooperate with the Transferor in completing the relevant AIC change registration procedures and other procedures within 30 Business Days after the date on which the above notice of termination or rescission of this Transaction is given so as to revert the Company’s shareholders, directors, supervisors, legal representative, managers and authorized signatories for bank accounts to the status before this Transaction.  Within 30 Business Days after the completion of the aforesaid procedures, the Transferor shall refund to the Transferees the consideration for this Transaction and the Entrusted Payment; further, with respect to the loan (if any) to be provided by the Transferees to the Company in accordance with Section 9.6 or Section 9.7, the Transferor shall repay the loan to the Transferees by providing the loan to the Company or by any other feasible means within 30 Business Days after the Company completes the AIC change registration procedures in accordance with the foregoing provisions; or (B) if the change registration of the Company has not completed, the Transferor shall refund the consideration already received by it for this Transaction and the Entrusted Payment to the Transferees within 30 Business Days from the date on which the Transferees gives the notice of termination or rescission of this Transaction.  If the Transferor fails to repay the Transaction consideration and the Entrusted Payment within the specified time limit in accordance with aforesaid item (A) or item (B) or fails to provide the relevant loan to the Company for repayment of the loan (if any) provided by the Transferees to the Company in accordance with Section 9.6 or Section 9.7, the Transferor agrees to pay the Transferees the overdue fine in the amount of 0.1% for each day of such failure.  For the purpose of aforesaid item (A), if the failure to complete the relevant change registration procedures with AIC and other procedures within thirty (30) Business Days is due to the Transferor’s reason, the Transferor shall still make repayment to the Transferees within thirty (30) Business Days after the expiration of such period.

9.6           The Transferees undertake that, within thirty (30) Business Days after the Change Registration Completion Date, it (or its affiliate) will provide the Company with relevant loans to be used by the Company for the repayment of the following loans: the shareholder loan granted by Transferor to the Company in the amount of RMB123,000,000 and interest accrued thereon in the amount of RMB43,656,944.44 (as of August 31, 2018); the interest accrued after August 31, 2018 will be calculated based on the actual repayment date and calculated separately.  The repayment account is as follows:

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Beneficiary: Tus-Education Investment (Beijing) Co., Ltd.

Opening Bank: Tsinghua Garden Sub-branch of China Merchants Bank

Account No.:

If the Transferees fail to provide the Company with the relevant loan to repay the aforesaid loan within the above time limit, the Transferees agree to pay the Transferor 0.1% of the outstanding payment on a daily basis as overdue fine.

9.7           With respect to the loan of RMB81 million granted by Tsinghua Holdings Group Finance Co., Ltd. to the Company (“Tsinghua Holdings Loan”):

(a)             After the Change Registration Completion Date, the Transferor shall be obliged to immediately communicate with Tsinghua Holdings Group Finance Co., Ltd. with respect to the repayment arrangement of the Tsinghua Holdings Loan and endeavor to maintain the current term of the loan (i.e. Tsinghua Holdings Group Finance Co., Ltd. does not recover the loan in advance); the Transferor shall complete the communication with Tsinghua Holdings Group Finance Co., Ltd. no later than 30 Business Days after the Change Registration Completion Date of and notify the Transferees in writing of the results of the communication;

(b)             If the Transferees are notified by the Transferor that it is unable to maintain the existing loan term (i.e. Tsinghua Holdings Group Finance Co., Ltd. requests early collection of the borrowings), the Transferees (or theirs affiliate) shall provide relevant loan with the Company and the Company shall further use such loan to repay Tsinghua Holdings Loan (including interest).  In particular, the Company shall pay such amount directly to the Transferor within 35 Business Days after the Change Registration Completion Date, and the Transferor shall act on behalf of the Company to pay the loan and interest (interest calculated from September 22, 2018 to the repayment date of the loan and the interest standard shall be annualized 6.2%) to Tsinghua Holdings Group Finance Co., Ltd..  After the Company makes the payment to the Transferor, it shall be deemed that the Company has no longer incurred debts to Tsinghua Holdings Group Finance Co., Ltd., and all subsequent liabilities shall be directly borne by the Transferor.

9.8           After the Closing, if Beijing Bank Co., Ltd., the creditor of the Company requests the Company to repay RMB50 million in advance or requests Tus-Holdings Co., Ltd. (as the guarantor) to perform the guarantee obligations with respect to such debts, the Transferees shall have the obligation to make appropriate settlement to ensure that Tus-Holdings Co., Ltd. will not actually perform the guarantee obligations.  If Tus-Holdings Co., Ltd. actually performs its guarantee obligations, the Transferees shall indemnify Tus-Holdings Co., Ltd. for all losses arising therefrom, including without limitation the principal, interest, penalty interest, liquidated damages, litigation costs and attorney’s fees.  The compensation shall be paid within 5 Business Days after Tus-Holdings Co., Ltd actually performs the guarantee obligations.  In case of any delay in payment, the liquidated damages shall be paid as per the standard of 0.1% per day.  The Transferees will issue relevant letter of undertaking to Tus-Holdings Co., Ltd. based on the foregoing.

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9.9           The Transferor shall be responsible for completing relevant formalities with respect to all internal and external authorizations (including required examinations, approvals, registrations and filings) required for the management of state-owned assets.

10.            Indemnification

10.1     The Transferor undertakes to the Transferees that it will indemnify the Transferees and make full payment (on an equivalent basis) to the Transferees in respect of any liability for the payment by the Company and any entity controlled by it for:

(a)                       Any non-compliance regarding the daily operation of the Company and any entities controlled by the Company prior to the Closing Date (including but not limited to, failure to contribute or fully contribute to social insurance and housing fund for its employees or non-compliance of other employment-related regulations);

(b)                       Any potential and contingent liabilities of the Company and its affiliates outside of the financial statements provided to the Transferees prior to the Closing Date;

(c)                        The Equity Interest is subject to any Encumbrance.

10.2     The indemnification and payment by the Transferor to the Transferees under Section 10.1 is subject to the following conditions: (A) the losses caused to the Company and any entities controlled by the Company with respect to a matter or series of related matters amount to or exceed RMB5 million (i.e. the Transferor will not be liable for such losses if the amount is not exceed RMB5 million); (B) the aggregate losses caused to the Company and any entities controlled by the Company amount to or exceed RMB10 million for any matter; provided, however, that the Transferor shall not be required to indemnify and make payment to the Transferees for the losses of less than RMB5 million caused to the Company.

10.3    This Section 10 will not be terminated with the Closing of the Equity Transfer.

11.           Validity

11.1     This Agreement comes into effect upon being affixed with the seals and executed by the authorized representatives of all the Parties.

12.           Termination

12.1     The Transferees may terminate this Agreement by notice in writing to the Transferor immediately, without any liability to the Transferor, under any of the following circumstances:

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(a)             Any governmental entity makes an order permanently restraining, prohibiting or otherwise blocking the consummation of the Transaction;

(b)             The Transferor becomes aware that any of the Transferor’s Warranties is false, inaccurate, incomplete, misleading or has been breached in material respect as of the execution date hereof or thereafter, and the Transferor fails to rectify such breach within fifteen (15) days after the Transferees give a written notice requesting the Transferor to rectify such breach;

(c)              Any material breach by Transferor of any terms of this Agreement (including without limitation any material breach of any representations and warranties, undertakings, covenants or obligations) which has a Material Adverse Effect on the Company’s operation, and the Transferor fails to rectify such breach within fifteen (15) days after the Transferees gives a written notice requesting the Transferor to rectify such breach;

(d)             Transferor fails to complete the AIC change registration and obtain the renewed business license for more than three months (other than due to the reasons attributable to the Transferees) in accordance with Section 7.1(a) hereof;

(e)              Any event having material adverse effect on the financial status or operation prospect of the Company occurred before the Closing, except for those having been disclosed to the Transferees; or

(f)               Termination of this Agreement in accordance with Section 9.5

The Transferees shall exercise the above rights within thirty (30) Business Days after it becomes aware or should become aware of such circumstance; otherwise, the Transferees shall lose such rights.

12.2     Upon the termination of this Agreement, all rights and obligations of the Parties shall cease immediately, except for Section 1 (Definitions and Interpretation), Section 13 (Confidentiality), Section 14 (Fee), Section 16 (General Terms), Section 17 (Notice) and Section 18 (Governing Law and Dispute Resolution) of this Agreement, and any claims arising out of previous breaches of this Agreement, shall survive.

If the Transferees terminate this Agreement in accordance with this Section, it shall give a termination notice to the Transferor and, unless otherwise provided for herein or any Party’s liabilities for breach of contract has occurred, the rights and obligations of each Party shall cease to be effective from the date on which the Transferor gives the aforesaid termination notice.  After the Transferees terminate this Transaction, (A) if the relevant change registration of the Company has been completed, the Transferees shall cooperate with the Transferor in completing the relevant AIC change registration procedures and other procedures within 30 Business Days after the date on which the above notice of termination or rescission of this Transaction is given so as to revert the Company’s shareholders, directors, supervisors, legal representative, managers and authorized signatories for bank accounts to the status before this Transaction.  Within 30 Business Days after the completion of the aforesaid procedures, the Transferor shall refund to the Transferees the consideration for this Transaction and the Entrusted Payment; further, with respect to the loan (if any) to be provided by the Transferees to the Company in accordance with Section 9.6 or Section 9.7, the Transferor shall repay the loan to the Transferees by providing the loan to the Company or by any other feasible means within 30 Business Days after the Company completes the AIC change registration procedures in accordance with the foregoing provisions; or (B) if the change registration of the Company has not completed, the Transferor shall refund the consideration already received by it for this Transaction and the Entrusted Payment to the Transferees within 30 Business Days from the date on which the Transferees give the notice of termination or rescission of this Transaction.  If the Transferor fails to repay the Transaction consideration and the Entrusted Payment within the specified time limit in accordance with aforesaid item (A) or item (B) or fails to provide the relevant loan to the Company for repayment of the loan (if any) provided by the Transferees to the Company in accordance with Section 9.6 or Section 9.7, the Transferor agrees to pay the Transferees the overdue fine in the amount of 0.1% for each day of such failure.  For the purpose of aforesaid item (A), if the failure to complete the relevant change registration procedures with AIC and other procedures within 30 Business Days is due to the Transferor’s reason, the Transferor shall still make repayment to the Transferees within thirty (30) Business Days after the expiration of such period.

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13.           Confidentiality

13.1     Subject to exceptions set forth in Section 13.2, from the date hereof, each Party shall not, without prior written consent of the other Parties, disclose (or permit its officers, employees, directors, agents, advisors or affiliates to disclose) the existence of this Agreement or its contents to any person or entity (except as permitted by this Agreement). In case of any early termination of this Agreement, the Transferees (including their Affiliates, officers, employees, directors, agents, advisors, representatives and aforesaid personnel of their Affiliates) shall bear aforesaid confidentiality obligation for the information about the Company provided by the Transferors to the Transferees.

13.2     The restrictions of Section 13.1 shall not apply to the disclosure of any information by a Party (“Disclosing Party”) if:

(e)                        Is or hereafter enters the public domain otherwise than as a result of a breach of confidentiality undertakings;

(f)                         The disclosure of information is required by law, governmental authority, stock exchange or other regulatory body having jurisdiction over the Disclosing Party and to the persons authorized by law to receive such information;

(g)                        In the course of proceedings before it to which the Disclosing Party is a party, to the court, arbitrator or administrative tribunal as may be necessary for such proceedings; or

(h)                       Information is disclosed to professional advisers who owe a duty of confidence to the Disclosing Party about the information disclosed.

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14.           Fee

14.1 Each Party shall bear its own costs of and incidental to this Agreement and the transfer contemplated by this Agreement; provided that if this Agreement is rescinded due to the breach by a Party, such Party shall indemnify the other Parties for its costs and expenses incurred as a result of the preparation, negotiation and performance of this Agreement.

14.2 The Company shall bear any governmental expenses and taxes (if any) arising from the transfer of the Equity Interest hereunder, including, without limitation, expenses incurred in the approval and registration processes.

14.3 The Transferor acknowledges and warrants to the Transferees that the expenses of whatever nature payable by the Transferor in connection with the transfer of the Equity Interest are not and will not be borne by the Company.

15.            Liability

15.1 Liability for breach of contract

(a)                       Unless otherwise provided for herein, if a Party hereunder violates or fails to perform any provisions of this Agreement, or maliciously impedes the implementation of or fulfillment of conditions for the transaction hereunder, and fails or delays to implement such provisions under reasonable notices given by the non-breaching Party, the breaching Party shall pay liquidated damages to the non-breaching Party with the amount of breach damages being limited to the actual losses and not exceed 20% of the Transfer Price.  Notwithstanding the foregoing, the amount of indemnification made by the Transferor or Transferees with respect to any claims for losses arising from its breach of the representations and warranties set forth in Section 8 hereof shall be limited to 100% of the Transfer Price; the indemnification made by the Transferor to the Transferees in accordance with Section 10 shall be limited to the actual losses.

(b)                       In particular, if the failure to complete the Transfer under this Agreement is due to the unwillingness of the Transferor to continue the Transfer after the relevant Transferor Conditions have been satisfied (or waived by the Transferor) and the relevant Transferee Conditions have been satisfied (or waived by the Transferees), the Transferees shall have the right to rescind this Agreement and the Transferor shall pay the Transferees liquidated damages in the amount equal to 10% of the Transfer Price receivable by it; if the failure to complete the Transfer under this Agreement is due to the unwillingness of the Transferees to continue the Transfer after the relevant Transferor Conditions have been satisfied (or waived by the Transferor) and the relevant Transferee Conditions have been satisfied (or waived by the Transferees), the Transferor shall have the right to rescind this Agreement and the Transferees shall pay the Transferor liquidated damages in the amount equal to 10% of the Transfer Price payable by it to the Transferor.

15.2 This breach and indemnification provisions of this Section shall come into effect ab initio, and shall not be affected by other provisions hereof or become invalid as a result of rescission or termination of this Agreement.

15.3 Any grace or leniency granted by one Party to the other Party with respect to any breach or delay by the other Party shall not be deemed as a waiver of its rights and powers, and shall not prejudice, affect or restrict all rights and powers such Party is entitled to under this Agreement and relevant laws and regulations.

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15.4 The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies provided by Law.

15.5 Except for knowingly and deliberately delaying the action beyond the statute of limitations, unless otherwise provided for in this Agreement, failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of such right or remedy, nor does it impair or constitute a waiver of any other right or remedy.

16.           General Provisions

16.1 This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and negotiations.  All previous agreements relating to the subject matter of this Agreement are hereby extinguished and shall have no further force or effect; provided, however, that nothing in this Agreement shall exclude liability or remedy arising out of fraud.

16.2 This Agreement may not be amended, modified or otherwise modified except by an instrument in writing agreed by the Parties.

16.3 The Transferor hereby acknowledges that it shall ensure that, after the execution of this Agreement, it will not negotiate or have contact with any third party with respect to the sale or settlement of all or any portion of the Equity Interest or the sale or settlement of any assets of the Company, and ensures that its officers, employees, agents and advisors will comply with the foregoing.

16.4 All provisions of this Agreement shall remain in full legal force and effect after the Closing (unless the obligations set forth in relevant provisions have been fully performed at the Closing).

16.5 This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Without the prior written consent of the other Parties, no Party shall (or shall attempt to) assign, transfer, subcontract or otherwise dispose of in any way the benefit of all or any of its rights or interests under this Agreement or any of its obligations under this Agreement.

16.6 Each of the provisions of this Agreement is severable.  If any provision is held to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, but would be valid and enforceable if some part of the provision were deleted or its extent reduced, that provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable.  Without prejudice to the foregoing, if any provision is held to be illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, such provision shall be deemed, to the extent of such illegality, invalidity or unenforceability, not to form part of this Agreement, and the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, so long as the fundamental relationships among the Parties are not changed materially.  The Parties shall use all reasonable efforts to replace such illegal, invalid or unenforceable provision with a substitute provision that is legal, valid and enforceable and that has the closest possible consequence to the intent of the illegal, invalid or unenforceable provision.

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16.7 In addition to all other rights and remedies available, the right of rescission granted to the Parties under this Agreement is in addition to and not in derogation of all other rights and remedies available (and, without prejudice to the generality of the foregoing, such right of rescission shall not affect the Transferee’s right to damages for breach of contract).  The failure of any Party to this Agreement to exercise or successfully exercise a right of rescission shall not constitute a waiver by the Transferees of any other such right or remedy.

16.8 Unless otherwise agreed upon, failure or delay on the part of each of the Parties to exercise any right or remedy under any provisions of this Agreement shall constitute a waiver thereof.

16.9 This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, provided that each Party shall execute at least one counterpart, otherwise this Agreement shall have no legal effect, and each executed counterpart shall be deemed to be an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

16.10 This Agreement is written and executed in the Chinese language.  This Agreement is executed in Chinese in eight originals.  Each Party and the Company shall hold two original copies of this Agreement, and the remaining originals shall be submitted to relevant authorities.

16.11 Either Party shall be relieved of all or part of its obligations under this Agreement in light of the effect of the Force Majeure Event if it fails or delays to perform its obligations hereunder due to the Force Majeure Event, provided, however, that such Party shall promptly notify the other Parties of the occurrence of such Force Majeure Event and provide the other Parties with detailed information and evidence of the Force Majeure Event within 15 Business Days after the occurrence of such Force Majeure Event, specifying the reason for its failure or delay in performing its obligations hereunder.  If the effect of a Force Majeure Event cannot be reversed, rectified or remedied within 30 Business Days after the occurrence of such Force Majeure Event, any of the Parties shall have the right to rescind this Contract without liability.  “Force Majeure Event” means, with respect to a Party, any unforeseeable, unavoidable, insurmountable or uncontrollable objective circumstances preventing such Party from performing all or part of its obligations hereunder, including lightning, typhoon, hurricane, flood, earthquake or other acts of nature, epidemic, war, riots and adjustments to and changes in any relevant laws.

16.12 Only for the purpose of the AIC change registration of this Transaction, the Parties may enter into a separate short form Equity Interest transfer agreement (or other similar agreements) for the AIC change registration.  In the event of any discrepancy between any of the terms of such short form agreements and this Agreement, the provisions of this Agreement shall prevail.

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17.           Notice

17.1 Notices (including any approvals, consents or other communications) relating to this Agreement and the documents referred to herein:

Must be written in Chinese;

Must be left at or delivered by courier to the address of the recipient, or sent by prepaid letter (where the letter is to or from a place outside of the PRC, the airmail is used) to the address of the recipient, or sent by email to the email box of the recipient, that is, in each case with respect to the Party to whom notice is to be given in accordance with this Section (with indication of the recipient being specified), or such other address or fax number and/or indication of such other recipient as the relevant Party may from time to time designate by notice given in accordance with this Section.

Detailed information of each party as of the execution date of this Agreement is as follows:

To the Transferor: Tus-Education Investment (Beijing) Co., Ltd.

Address: 10/F, Block A, Innovation Plaza, Tsinghua Science Park, Haidian District, Beijing

Attention:

To the Company: Beijing Tus-Giant Education and Technology Co., Ltd.

Address: No. 64 Shuimo West Street, East Yuanmingyuan Road, Haidian District, Beijing

Pre-closing Attention:

Post-closing Attention:

To Transferee 1: Shanghai OneSmart Education Investment Co., Ltd.

Address: 165 Guangfu West Road, Putuo District, Shanghai

Attention:

To Transferee 2: Geng Xiaofei

Address:

17.2Subject to Section 17.3, a notice is deemed to have been served at the time when:

A notice served at the address of the recipient shall be deemed to have been served on delivery to that address

Notices given by post shall be deemed to have been served on the 3rd day after posting (or on the 7th day after posting if the letter is posted or posted to an address outside of the PRC); and

Where a notice is sent by E-mail, such notice shall be deemed to have been served upon successful transmission as shown on the E-mail box from which the E-mail is sent.

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17.3 A notice served or deemed to have been served under Section 17.2 on a non-Business Day or on a Business Day after 5 p.m. in the place of delivery shall be deemed to have been served on the next following Business Day.

17.4 Each Party undertakes to give notice to the other Party by delivery of a notice pursuant to this Section if the address set forth herein is no longer appropriate for the purpose of serving notices as an address for service of notices.

18.           Governing Law and Dispute Resolution

18.1 This Agreement shall be governed by, and construed in accordance with, the law of the PRC.

18.2 Any dispute, controversy or claim among the Parties arising from or in connection with this Agreement or any breach of this Agreement, if not resolved by the Parties through friendly consultation, shall be submitted to the competent people’s court in Beijing for litigation.

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Exhibit 1: Company Information

i

Exhibit 2: Pre-closing obligations

The Transferor undertakes that during the period from the execution date of this Agreement until the Closing Date, it shall comply with the following:

1.                  Right to know of the Transferees

The Transferor shall make the Transferees entitled to obtain the operation and financial information of the Company from the execution date hereof to the Closing Date.

2.                  Restrictions

Unless prior written consent from the Transferees is given, the Transferor shall ensure, to the extent of its contractual rights, that after the execution date of this Agreement, the Company:

(i)                                     Will not increase, distribute, issue, purchase, repay or redeem any share capital, or agree, arrange or commit to do any of the foregoing, or acquire or agree to acquire any equity interest in a company, or merge or consolidate with a company or any other person, or enter into any demerger transaction or participate in or provide any financial support for any of the foregoing;

(ii)                                  Unless otherwise provided for in the Transaction Documents, operate the business in the ordinary course so as to maintain the sustainable operation of the Company;

(iii)                               Not take any action that would constitute a breach of any representations and warranties of the Transferor;

(iv)                              Will not enter into any onerous, non-customary or other material agreements outside of the ordinary course of business;

(v)                                 Will not make any material alteration to the nature or form of organization of the Company (including but not limited to any alteration through the establishment, merger or disposal of the subsidiaries or the business), or engage in any activities other than the daily business activities that may have a material adverse effect on the Company;

(vi)                              Will not acquire or dispose of, or agree to acquire or dispose of, any asset other than in the ordinary course of business;

(vii)                           Will not expend or agree to expend any capital expenditure or assume or agree to assume any capital expenditure commitment involved;

(viii)                        Unless otherwise provided for in the Transaction Documents, will not declare or pay any dividend, or repay any shareholder loans;

(ix)                              Will not create, or agree to create, any new Encumbrance over its assets;

(x)                                 Will not change the employment conditions or compensation arrangements of any incumbent director or senior officer;

(xi)                              Will not change the auditor of the Company;

(xii)                           Will not sell, transfer or authorize the disposal of any Material Assets;

(xiii)                        Unless required by laws and regulations, will not make any material change to its current accounting policies and application;

(xiv)                       Will not make any material changes to any of the Constitutional Documents (other than an amendment pursuant to this Agreement);

(xv)                          Except for the agreements or arrangements relevant to the transaction hereunder, will not enter into any agreement or arrangement outside the ordinary course of business with the Transferor or any affiliates of the Transferor;

(xvi)                       Will not employ or engage a new consultant;

(xvii)                    Will not make or agree to make any payment to the Transferor or any other affiliate of the Transferor, other than pursuant to an agreement executed prior to the execution date of this Agreement or payments that have been fully and fairly disclosed in the Disclosure Schedule;

(xviii)                 Will not enter into, amend or agree to enter into, or amend, any borrowing, factoring or other financing arrangement;

(xix)                       Will not provide borrowings or guarantees to a third party or undertake to indemnify a third party without litigation or arbitration proceedings;

(xx)                          Will not change or agree to change, terminate or agree to terminate or waive any material rights under any agreement or agreement which has material effect on the normal operation of the Company;

(xxi)                       Will not waive or cancel any Accounts Receivable;

(xxii)                    Will not destroy or abandon any corporate documents, books or information which should be kept in good condition under laws, regulations, provisions and decrees;

(xxiii)                 Will Not commence any litigation or arbitration proceedings;

(xxiv)                Will not enter into a settlement or conciliation in writing of any litigation, arbitration or dispute;

(xxv)                   Will not establish partnerships or joint ventures with any third party;

(xxvi)                Will not to establish any branch offices in any form;

(xxvii)             In determining whether any matter falls within the scope of the restrictions set forth in this Section 2, a series of related transactions shall be treated as a single transaction, and the amounts involved in all related transactions shall be aggregated;

(xxviii)          Will not give abnormal promotion or adjustment (including but not limited to adjustment of salaries at a rate greater than 30%) to employees of the Company or its schools or subsidiaries.

(xxix)                Will not give its employees huge bonuses (i.e. the amount of RMB1 million or more).

Exhibit 3: Transferor Warranties, Transferee Warranties

The Transferor warrants that:

1. Qualification and Authority

1.1 Right, power, authority and action

1.1.1 The Transferor has the rights, power and authority and has taken all actions necessary to execute and deliver, exercise its rights and perform its obligations under this Agreement and other Transaction Documents.

1.1.2 The Company is duly incorporated and has the requisite right, power and authority to carry on its business as conducted at the execution date of this Agreement.

1.2 Binding agreements

1.2.1 This Agreement and the other Transaction Documents, upon execution by it, will constitute valid and legally binding obligations of the Transferor in accordance with their terms.

1.2.2 The consummation of the transaction by Transferor in accordance with this Agreement will not conflict with:

(A) its articles of association, certificate of incorporation, bylaws or equivalent constitutional document;

(B) any relevant law, regulation, treaty or rule; or

(C) any obligation (contractual or otherwise) which is binding upon it or its assets

2. Equity Interest

2.1 Equity Interest

2.1.1 The Transferor is the sole legal owner of the Equity Interest and has the right to sell and transfer to the Transferees the full legal and beneficial ownership of the Equity Interest in accordance with the terms hereof.

2.1.2 There is no Encumbrance created on the Equity Interest, nor is there any agreement, arrangement or obligation creating or giving rise to Encumbrance on the Equity Interest.

2.1.3 There is no agreement, arrangement or obligation other than this Agreement, which calls for the creation, allotment, issue, transfer, redemption or repayment of shares of the Company’s capital stock or which calls for the grant to any person (conditional or unconditional) of any rights (including, without limitation, any option or right of pre-emption or conversion) to call for the allotment, issue, transfer, redemption or repayment of shares of the Company’s capital stock.

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2.2 Subsidiaries

2.2.1 The subsidiaries and schools owned by the Company have been disclosed to the Transferees before the execution of this Agreement.  Except for the abovementioned, the Company has no other subsidiaries or schools.

3. Accounts and Books

3.1 The Company’s accounts and other books and records:

3.1.1 were prepared in accordance with the relevant laws of the PRC and generally accepted accounting principles, standards or methods in effect at the time of bookkeeping, as the case may be;

3.1.2 as of the execution date of this Agreement, no material inaccuracies or discrepancies of whatsoever kind have been contained or reflected in such books and records, and such books and records show and reflect, in a true, accurate, reliable, fair and complete manner, the financial, trading and contractual position of the Company and its assets, liabilities (whether ascertained, contingent or otherwise, and whether quantified or disputed), profits and losses; and

3.1.3 give a fair, true, accurate, complete and unmisleading disclosure of the Company’s financial position.

3.2 The statutory books and accounts and other records of whatsoever nature of the Company are up-to-date and have been maintained in accordance with the requirements of all applicable laws and regulations.

4. Since incorporation:

4.1 the Company’s business has been operated in the usual way so as to maintain continuous operation;

4.2 The Company is duly and validly established, the registered capital of Transferor has been fully paid up in accordance with law, and there is no withdrawal of capital contribution in any form or disguised withdrawal of the capital contribution.  If the Company engages in any in-kind contribution, such in-kind contribution shall be permitted under applicable laws, and such in-kind contribution shall have performed relevant procedures in accordance with applicable laws, including, without limitation, valuation, transfer, capital verification, filing and registration and other procedures, and such in-kind contribution shall be free and clear of any overvaluation or title defect;

4.3 no material adverse change in the financial or trading position of the Company;

4.4 no circumstance having effect on the legal existence and normal operation of the Company, including termination, dissolution, bankruptcy, bankruptcy reorganization, custody or otherwise.  All changes since the date of establishment of the Company comply with the applicable laws, the Company has obtained approvals from all governmental authorities that should be obtained, and has completed registration and/or filing procedures in accordance with law;

4.5 except for matters already disclosed to the Transferees, all necessary application, filing, registration and other procedures have been completed for the relevant business operated or proposed to be operated by it, and all necessary certificates, licenses, approvals, approval replies, certificates, permits, concession and other documents have been obtained for such business;

4.6 except in the ordinary course of business, it shall not have entered into any transaction, assumed or incurred any liabilities (including contingent liabilities) or made any unreasonable payment not recorded in the Company’s financial statements, which may result in a Material Adverse Effect;

4.7 other than as provided for in the accounts or the Company’s financial statements or management accounts, the Company has not declared, paid or made any dividend or distribution in respect thereof;

4.8 None of the Company has created, allotted, issued, acquired, repaid or redeemed its capital or loan capital or agreed, arranged or obligated to do any of the foregoing.

5. Taxes

5.1 The Company has not violated any applicable law relating to taxes, and there is no circumstance under which the Company has or may have any liability for taxes not disclosed in writing.

5.2 The Company has paid all taxes in accordance with applicable laws (including but not limited to enterprise income tax, individual income tax, and taxes related to urban construction fee) within the time period prescribed by applicable laws.

5.3 The Company has properly submitted to all tax-related governmental authorities all returns, statements and materials required to be made or provided for the purpose of taxes, and all of the foregoing returns, statements and materials have been made or submitted on an appropriate basis within the time period required and are accurate, true, complete and not overdue at the time of submission.  The governmental authorities have no objection to the taxes and relevant materials that have been filed; to the best knowledge of the Transferor, there is no likelihood of the taxes and relevant materials being objected to by the governmental authorities or any supporting documents submitted.  None of the foregoing will or may result in any dispute between the Company and any tax-related governmental authorities or have an adverse effect on the Company.  The accounts of the Company also accurately show the tax status of the target enterprise and make adequate provision for all taxes payable.

5.4 The Company has paid, withheld, deducted or accounted for to the relevant Government Entity for all taxes (including provisional taxes) for which the Company is responsible when due.

5.5 The Company has never paid and will not delay the taxes payable by relevant governmental authorities in respect of any matters of the target enterprise.

5.6 The Company has paid any taxes (including but not limited to corporate income tax, value-added tax and business tax) arising in connection with all contracts and accrued income to which the Company is a party.  If the target enterprise is unable to pay any taxes to the relevant tax authority prior to the Transfer Date due to applicable laws, the Transferor shall provide reasonable evidence and explanation to the Transferees.  After the confirmation and consent of the Transferees, the Company shall make appropriate provision for such unpaid taxes in its balance sheet in accordance with the PRC GAAP, so as to ensure that such taxes will be expressly included as liabilities in the financial statements on the Closing Date.

6. Assets

6.1 All of the assets owned by the Company are the property solely and absolutely owned by the Company, and there is no outstanding Encumbrance over the whole or any part of the business, property or assets of the Company, and none of the assets currently owned or used by the Company is subject to any Encumbrance or any hire purchase, lease or credit agreement entered into in the ordinary course of business.  The Company has the sole power and authority to use, transfer or otherwise dispose of all assets owned by it.  All mortgages and/or charges created and registered by the Company prior to the execution date of this Agreement shall have been properly discharged and released.  There are no outstanding mortgages and/or guarantees created by the Company.

6.2 All assets owned by or which the Company has the right to use are in the possession, or under the control, of the Company.  So far as the Transferor is reasonably aware, no event or circumstance has occurred (or would, with the giving of notice and/or the passage of time and/or making of a determination that these will constitute) as a default under or any other event or circumstance which might entitle any third party to terminate any agreement or permit for the provision of any facilities or services to the Company if any assets used by the Company were not owned by the Company or any facilities or services were provided to the Company by any third party.

7. Intellectual Property

7.1 The Company holds the Intellectual Property necessary for the conduct of its business in the ordinary course of business.

7.2 With respect to the Intellectual Property that has been registered by the Company: (a) all expenses (including fees for applications, registrations and renewals) related to the foregoing registered Intellectual Property have been fully paid; (b) all Intellectual Property registered under the name of the Company is owned by the Company, free and clear of Encumbrances and reasonably sufficient to protect the interests of the Company in the conduct of its business as it is now being conducted, and all such Intellectual Property have been registered timely, properly and validly; and (c) the Company has not done or omitted to do anything that could result in the cancellation or declaration of invalidity, in whole or in part, of any registered Intellectual Property for any reason.

7.3 No commercial or industrial know-how or financial or trade secret of the Company has been disclosed to any person other than the acquirer and/or the customers and/or suppliers of the Company, except for those disclosed in the ordinary course of business and those disclosed to other potential acquirers for the purpose of sale of the Equity Interest prior to the execution of this Agreement.

8. Financial Matters

8.1 Except as recorded in the accounts, the Company has not lent or agreed to lend any money to or have any liability or other obligation to any Person.

8.2 There are no outstanding debts owing to the Company (whether as initial creditors or assignees) by any of the affiliates of the Transferor or for reasons attributable to the Transferor that cannot be collected in full, nor are there any debts owed by the Company that would not have been payable in the ordinary course of business.

8.3 All assets owned by the Company have been disclosed to the Transferees prior to the execution of this Agreement.  Even if any undisclosed assets are discovered in the future, no economic encumbrance (such as an increase in the consideration amount) shall be borne by the Transferees, nor shall the Company be subject to any economic encumbrance as a result of the acquisition, holding or use of such undisclosed assets.

8.4 The Company has not applied for or received any grant or subsidy from any governmental entity or agency which may be repayable under any circumstances even if the ownership of the Company is changed.

9. Agreement

9.1 All the material Contracts (including the medical insurance service agreement and the work-related injury insurance service agreement), to which the Company and its subsidiaries and schools are a party, are valid, subsisting, in full force and effect and binding upon the Company.  The validity and legal enforceability of all material contracts entered into by the Company, its subsidiaries and the school with any third party will not in any event be affected by the execution of, and compliance with the terms of, this Agreement or the other Transaction Documents.

9.2 To the reasonable knowledge of the Transferor, neither the Company nor its subsidiaries and schools nor any such other party is in default in any material respect under any contract between the Company, its subsidiaries or schools and any other party.

9.3 The Company and its subsidiaries and schools are not a party or subject to any agreement or arrangement (except for those disclosed by the Transferor to the Transferees) that:

(a)             Will be terminated or the performance conditions will undergo material changes due to the change of ownership or control of the Company;

(b)             Any material agreement or arrangement that is not achieved through arms-length negotiations; or

(c)              Any material agreement or material arrangement entered into in any manner other than in the ordinary and proper course of the Company’s business.

9.4 any disclosed related party transaction between the Company and (i) the Transferor; or (ii) any of the Transferor’s related entities, has been conducted in the ordinary course of business and on an arm’s length basis.

10. Employees

10.1 The current employee handbook, internal management rules, labor policies or similar documents implemented by the Company in connection with its directors, employees or officers are prepared in accordance with applicable laws to which the Company is subject, and shall be valid and remain in full force and effect.  There have been no strikes by employees of the Company.

10.2 Except as already disclosed by the Company to the Buyer, the Company has performed in material respects its obligations with respect to payment of salaries, wages, expenses, bonuses, social insurance premiums and housing fund contributions in connection with the employees, directors and officers of the Company.

11. Bankruptcy, Winding Up, etc.

11.1 Suspension and Liquidation

No order has been made for the winding up of any company or the appointment of a liquidator or provisional liquidator to any company except for the Shanghai Tus-Giant Education and Training Co., Ltd.  So far as the Transferor is aware, no such request has been made or resolution passed.

11.2 Receivership

No receiver or administrative receiver has been appointed, or any notice has been given to appoint such a receiver or administrative receiver, of the whole or any part of the business or assets of any corporation.

12. Litigation and Compliance with the Law

13.1 To the best knowledge of the Transferor, the Company has not commenced any civil, criminal, arbitration, administrative or other legal proceedings which have caused or will cause a Material Adverse Effect to the Company.

12.2 To the reasonable knowledge of the Transferor, no company is conducting, nor is any other person conducting, any civil, criminal, arbitration, administrative or other legal proceedings against the Company which have or will have a Material Adverse Effect on the Company.

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12.3 The Company has conducted its business operation in all material respects in a manner that complies with applicable laws and regulations.  The Company has all licenses, permits, authorizations, orders, assurances, confirmations, permits, certificates, approvals and powers (“Licenses”) necessary and required for the conduct of its business and operations, and all of such Licenses are legal and valid, or have not been obtained, expired or voided but have not had a Material Adverse Effect on the Company, and may be obtained, renewed or reissued at reasonable effort and without additional cost (such as the costs of less than RMB10,000).

13. Government and Judicial Proceedings

The Company and the Transferors are not subject to any outstanding administrative penalty or judicial proceedings, or involved in any administrative procedure or judicial proceeding relating to the conduct of the business of the Company or challenging the validity or enforceability of this Agreement or any action to be taken by the Company or the Transferor pursuant to this Agreement, which will have a Material Adverse Effect on the performance of this Agreement.  None of the Company and the Transferor has received any notice alleging the existence of any pending administrative or judicial proceedings by or against the Company or the Transferor, which will have a Material Adverse Effect on the performance of this Agreement.

14. Due Diligence

The information provided by the Transferor to the Transferees and its advisers in the course of due diligence and negotiation (including but not limited to the relevant documents and materials requested by the Transferees and its advisers for the purpose of due diligence and negotiation) is true, complete, accurate and not misleading in any material respect. Except for the information disclosed to the Transferees and its advisors, the Transferor has not found any material fact, event or circumstance that renders such information untrue, inaccurate or misleading.

The Transferee warrants that:

1. Qualification and Authority

1.1 Right, power, authority and action

1.1.1 The Transferees has the right, power and authority to execute and deliver this Agreement, exercise its rights hereunder and perform its obligations hereunder, and has taken all actions required by it to achieve the above purpose.

1.2 Binding agreements

1.2.1 This Agreement, upon execution by it, shall constitute valid and legally binding obligations of it in accordance with the terms hereof.

1.2.2 The consummation of the transaction by the Transferees pursuant to this Agreement will not conflict with:

(A) its articles of association, certificate of incorporation, bylaws or equivalent constitutional document;

(B) any relevant law, regulation, treaty or rule; or

(C) any obligation (contractual or otherwise) which is binding upon it or its assets.

Exhibit 4: Closing Deliverables

The Transferor shall deliver the following materials to the Transferees at the Closing:

(1)             The seals, and the financial books maintained by the Company for the purposes of bookkeeping and filing of tax returns;

(2)             Originals of all documents and permits issued by any governmental entity to the Company other than the Business License;

(3)             All trade secrets, passwords or other information relating to the operation of the Company’s business (such as operating manuals and similar documents);

(4)             The Shareholder Register prepared in form and substance satisfactory to the Transferees and affixed with the company seal of the Company;

(5)             Originals of all contracts (including all supplements, amendments, confirmations, waivers or other related documents) to which the Company is a party or under which it has any rights or liability;

(6)             Tax payment certificates showing that the Company has paid all taxes due as of the Closing Date; and

(7)             Such other information as the Transferees may request, provided that such information is required by the normal operation of the Company and the Transferees shall make such request 3 days in advance.

This page 1 is the execution page of the Agreement among Tus-Education Investment (Beijing) Co., Ltd., Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd. and Beijing Tus-Giant Education and Technology Co., Ltd. in connection with Equity Interest Transfer of Beijing Tus-Giant Education and Technology Co., Ltd.

Transferor

Tus-Education Investment (Beijing) Co., Ltd.

(Seal)

/s/ Authorized Signatory
Signed by:
Title:

Transferee 1

Shanghai OneSmart Education Investment Co., Ltd

(Seal)

/s/ Authorized Signatory
Signed by:
Title:

Transferee 2

Geng Xiaofei

/s/ Geng Xiaofei

Signature Page

This page 2 is the execution page of the Agreement among Tus-Education Investment (Beijing) Co., Ltd., Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd. and Beijing Tus-Giant Education and Technology Co., Ltd. in connection with Equity Interest Transfer of Beijing Tus-Giant Education and Technology Co., Ltd.

Beijing Tus-Giant Education and Technology Co., Ltd.

(Seal)

/s/ Authorized Signatory
Signed by:
Title:

Signature Page

English Translation

September 23, 2018

Beijing Giant Dream Education and Technology Co., Ltd.

And

Geng Xiaofei

Shanghai OneSmart Education Investment Co., Ltd

Beijing Tus-Giant Education and Technology Co., Ltd.

EQUITY TRANSFER AGREEMENT

In connection with the

Beijing Tus-Giant Education and Technology Co., Ltd.

This Equity Transfer Agreement (this “Agreement”), dated September 23, 2018, is entered into by and among the following Parties in Haidian District, Beijing, the PRC:

(1)             Beijing Giant Dream Education and Technology Co., Ltd. (the “Transferor”), a company duly incorporated and validly existing under the laws of the PRC;

(2)             Shanghai OneSmart Education Investment Co., Ltd., a company duly incorporated and validly existing under the laws of the PRC (“Transferee 1”);

(3)             Geng Xiaofei, a PRC citizen whose ID number is * (“Transferee 2”, together with Transferee 1, the “Transferees”); and

(4)             Beijing Tus-Giant Education and Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (the “Company”).

In this Agreement, the Transferor, the Transferees and the Company shall be referred to collectively as the “Parties” and individually as a “Party”.

Whereas:

(C).        The Company is a limited liability company incorporated on July 10, 2014 with unified social credit code *, and registered address at Room 1004, 10/F, Block A, Building 1, Yard 1, Ease Zhongguancun Road, Haidian District, Beijing. As of the execution date of this Agreement, Transferor holds 45% of equity interest in the Company.

(D).        The Transferor agrees to sell and the Transferees agree to purchase 45% equity interest held by the Transferor in the Company (this “Transaction”) pursuant to the terms and conditions set forth herein.

The Parties agree as follows:

14.

1.                  Definitions and Interpretation

1.5           As permitted by the context of this Agreement, the following words and expressions shall have the following meanings:

“Equity Interest”

45% of the registered capital of the Company held by the Transferor (which as of the date hereof is RMB4,950,000 and which has not been actually subscribed for), together with all existing and future right, title and interest arising out of or in respect of such registered capital, including right to receive all dividends or other distribution benefits and all other rights and benefits attaching to its equity interest  pursuant to the article of association or applicable laws;

“Transaction”	Has the meaning ascribed to it in Recitals (B);

“Business Day”	A day (excluding Saturday, Sunday and statutory holidays) on which banks located in the PRC are open for business;

“Company”	Means Beijing Tus-Giant Education and Technology Co., Ltd., please see Appendix I for details;

“Conditions Satisfaction Date of Tus Payment”

Has the same meaning as “Payment Conditions Satisfaction Date” ascribed to it in Section 6.1 of the Equity Transfer Agreement regarding Beijing Tus-Giant Education and Technology Co., Ltd. made as of September 23, 2018 by and among Tus-Education Investment (Beijing) Co., Ltd., the Transferee and other relevant parties thereto, i.e. Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd. and Beijing Tus-Giant Education and Technology Co., Ltd.;

“Closing”	Has the meaning ascribed to it in Section 6.1;

“Closing Date”	Has the meaning ascribed to it in Section 6.1;

“Tus Closing Date”

Has the same meaning as “Payment Conditions Satisfaction Date” ascribed to it in Section 6.2 of the Equity Transfer Agreement regarding Beijing Tus-Giant Education and Technology Co., Ltd. made as of September 23, 2018 by and among Tus-Education Investment (Beijing) Co., Ltd., the Transferee and other relevant parties thereto, i.e. Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd. and Beijing Tus-Giant Education and Technology Co., Ltd.;

“Tus Payment Date”

Has the same meaning as “Payment Conditions Satisfaction Date” ascribed to it in Section 3.3 of the Equity Transfer Agreement regarding Beijing Tus-Giant Education and Technology Co., Ltd. made as of September 23, 2018 by and among Tus-Education Investment (Beijing) Co., Ltd., the Transferee and other relevant parties thereto, i.e. Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd. and Beijing Tus-Giant Education and Technology Co., Ltd.;

“Transaction Documents”	This Agreement and the Framework Agreement;

“Framework Agreement”

Means a framework agreement dated September 23, 2018 among, Tus-Education Investment (Beijing) Co., Ltd., Beijing Giant Dream Education and Technology Co., Ltd., Geng Xiaofei, Shanghai OneSmart Education Investment Co., Ltd., Yin Xiong, Beijing Yinxiong Education and Technology Co., Ltd., Beijing Tus-Giant Education and Technology Co., Ltd.;

“Transferee Conditions”	Has the meaning ascribed to it in Clause 4.2;

“Material Adverse Effect”

Means an event, circumstance, phenomenon, affairs or condition or any combination of the foregoing which has, or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities (including, without limitation, contingent liabilities), business condition, financial condition, results of operations or prospects of the Company (whether now existing or occurring on or prior to the date of this Agreement or occurring after that date);

“PRC”	The People’s Republic of China but excluding, for the purposes of this Agreement, Hong Kong, Macau, and Taiwan;

“Transfer Price”	The consideration of the Equity Interest which is set forth in Section 3.1;

“Transferor Conditions”	Has the meaning ascribed to it in Clause 4.1;

“AIC”	The State Administration for Industry and Commerce or any of its authorized local branches;

“Related Party”

(a) with respect to any person that is not an individual, means any other person that directly or indirectly controls, is controlled by or is under common control with, such Person; and (b) with respect to any person that is an individual: (i) the spouse of such person; (ii) children, parents (including stepparents) and siblings of such person and their spouses, spouses of such children or the spouses of such siblings, (iii) any trust established and maintained by any of the persons referred to in aforesaid sub-paragraphs (i) or (ii); and (iv) any medical institution or other entity of any type directly or indirectly controlled by or acting as the primary beneficiary by any person or entity referred to in aforesaid sub-paragraphs (i), (ii) or (iii);

“Government Entity”

Any international, national or local government or legislative body (at any level) or branch, subordinate or functional department thereof or other authority empowered to exercise any legislative power, regulatory power or quasi-governmental power;

“Intellectual Property Rights”

And all other rights or forms of protection of an equivalent or similar nature, in any part of the world, in respect of patents (including inventions, utility models and industrial designs), trademarks, copyrights (including rights in computer software), service marks, trade names or business names, domain names, logos and rights of authorship, design rights, database rights, confidential methods, processes and formulae, knowhow and other confidential information and trade secret rights and other similar rights, whether or not registered or capable of registration, and applications and rights of applications in connection with the foregoing;

“Encumbrance”

Any claim, mortgage, security, pledge, lien, restriction, assignment, power of sale, mortgage indenture, security interest, title retention, trust arrangement, subordinate arrangement, right of setoff under contract or any other agreement or arrangement having the effect of creating security or any other benefit, interest or other right available to any person (including any right to acquire, option, preemptive right or right of first refusal) or any agreement, arrangement or obligation to create any of the foregoing;

1.6           Headings are for convenience only and shall not affect the interpretation of this Agreement.

1.7           “Transferor” and “Transferee” include each of their respective successors, assignees and personal representatives (where applicable).

1.8           All guarantees, representations, warranties, covenants, agreements or obligations made or entered into by two or more persons shall be joint and several.

1.9           If the date on which the rights under this Agreement should have been exercised or the obligations hereunder shall have been performed is not a Business Day, the exercise of such rights or performance of such obligations shall be postponed to the nearest Business Day.

2.                  Equity Transfer

2.1           Subject to the terms and conditions of this Agreement, the Transferor transfers, and the Transferees acquire, the Equity Interest held by the Transferor and all rights and obligations relating thereto. Such Equity Interest is free and clear of any lien, pledge or other encumbrance of any kind, except for the pledge to Tus-Education Investment (Beijing) Co., Ltd.

The Transferees agree to purchase the Equity Interest in the number set forth in the following table:

Transferor	Amount of Registered Capital for Sale (RMB)	Percentage of Equity Interest in the Company
Transferor	4,950,000	45%

2.2           The Transferees is aware that the aforesaid registered capital of RMB4,950,000 (in words: Renminbi Four Million Nine Hundred and Fifty Thousand) has not been actually paid up on the execution date of this Agreement and the Transferees agree to assume the obligation to pay up the registered capital of RMB4,950,000 after the Closing.

3.                  Transfer Price

3.1           The transfer consideration of the Equity Interest is RMB262,000,000 (in words: Renminbi Two Hundred and Sixty Two Million) (the “Transfer Price”). All payment of the consideration by the Transferees to the Transferor for the Transaction shall be made on a pro rata basis to the bank account of the Transferor set forth in Section 3.3 below according to the Consideration Allocation Percentage.

3.2           The Transferee 1 shall bear joint and several liabilities for the payment obligations of Transferee 2 in accordance with this Agreement.

3.3           The Parties agree on the following: (A) the percentage of equity interest to be purchased by each Transferee from the Transferor; (B) amount of the Transfer Price to be paid by each Transferee; and (C) the percentage of the Transfer Price to be paid by each Transferee (the “Consideration Allocation Percentage”).

Transferee	Percentage of Equity Interest to be Purchased	Transfer Price (RMB)	Transfer Price Allocation Percentage
Geng Xiaofei	31.5%	183,400,000	70%
Shanghai OneSmart Education Investment Co., Ltd	13.5%	78,600,000	30%
Total Sales	45%	262,000,000	100%

3.4           The Transferees shall make all payments hereunder to the following bank account of the Transferor:

Opening Bank: ICBC Zizhuyuan branch

Account Name: Beijing Giant Dream Education and Technology Co., Ltd.

Account No.:

3.5           The Transferees shall pay the Purchase Price to the Transferor as follows:

First installment: the Transferees shall remit 10% of the Transfer Price (i.e., RMB26,200,000, in words: Renminbi Twenty-six Million Two Hundred Thousand) to the Transferor within five Business Days after the Conditions Satisfaction Date of Tus Payment, of which the Transferee 1 shall pay RMB7,860,000 (in words: Renminbi Seven Million Eight Hundred and Sixty Thousand) and Transferee 2 shall pay RMB18,340,000 (in words: Renminbi Eighteen Million Three Hundred and Forty Thousand);

Second Installment: the Transferees shall remit 60% of the Transfer Price (i.e., RMB157,200,000, in words: Renminbi One Hundred and Fifty-Seven Million Two Hundred Thousand) to the Transferor within 180 days after the Tus Closing Date, of which the Transferee 1 shall pay RMB47,160,000 (in words: Renminbi Forty-seven Million One Hundred and Sixty Thousand) and the Transferee 2 shall pay RMB110,040,000 (in words: Renminbi One Hundred and Ten Million and Forty Thousand);

Third Installment: the Transferees shall remit 30% of the Transfer Price (i.e., RMB78,600,000, in words: Renminbi Seventy-eight Million Six Hundred Thousand) to the Transferor within 360 days after the Tus Closing Date (but in no event later than October 15, 2019), of which the Transferee 1 shall pay RMB23,580,000 (in words: Renminbi Twenty-three Million Five Hundred and Eighty Thousand) to the Transferor, the Transferee 2 shall pay RMB55,020,000 (in words: Renminbi Fifty-five Million and Twenty Thousand).

If the Transferees fail to pay the Purchase Price in accordance with this Section, the Transferees shall pay overdue fees to the Transferor at a rate of 0.1% of the outstanding amount per day until the payment is made in full.

3.6           During the period from the Completion Date of Alternation Registration to the payment of the second installment, the Transferees agree to pledge the Equity Interest to the Transferor in accordance with the following provisions:

(i)  The total percentage of equity interest pledged by the Transferees to the Transferor = the Equity Interest × (the remaining outstanding consideration/(Transfer Price + RMB75,000,000)), among which the Transferee 1 shall pledge 20.99% of the Equity Interest it held to the Transferor, and the Transferee 2 shall pledge 48.98% of the Equity Interest it held to the Transferor;

(ii)     The pledge registration with the AIC shall be completed within 40 Business Days after the Completion Date of Alternation Registration.

During the period from the payment of second installment to the payment of third installment, the Transferees agree to pledge the Equity Interest to the Transferor in accordance with the following provisions:

(i)        The percentage of equity interest pledged to the Transferor = Equity Interest × (the remaining outstanding consideration/(Transfer Price + RMB75,000,000)), among which the Transferee 1 shall pledge 7.00% of the Equity Interest it held to the Transferor, and the Transferee 2 shall pledge 16.33% of the Equity Interest it held to the Transferor;

(ii)     The Transferor shall complete the alternation registration in pledge with the AIC within 40 Business Days after receipt of second installment.

The Transferor, the Transferees and the Company shall provide all necessary cooperation for the purpose of completing the aforesaid pledge registration of equity interests.

4.                  Conditions Precedent

4.1           The obligation of the Transferor to complete the sale and transfer of the Equity Interest shall be subject to the conditions (the “Transferor Conditions”) reasonably satisfactory to the Transferor. The Transferor may in its sole and absolute discretion waive any one or more of the Transferor Conditions by notice in writing to the Transferees (without prejudice to any of its rights hereunder), the Transferor Conditions are:

4.1.1           Governmental Entity has not issued, enacted, made, promulgated or enforced any law or order (other than any that has been revoked, withdrawn or reversed) that restricts, prohibits or otherwise prevents this Transaction;

4.1.2           The Transaction Documents have been duly executed;

4.1.3           The Transferee warranties are true and accurate in all material respects when made and remain true and accurate in all material respects during the period from the execution date of this Agreement to the date of remittance of the relevant Transfer Price;

4.1.4           The Transferees shall have performed and complied in all material respects with the material agreements, obligations and conditions of the Transaction Documents to be performed or complied with by it on or before the remittance date of relevant Transfer Price.

4.2           The obligation of the Transferees to complete the purchase and transfer of the Equity Interest shall be subject to the conditions (the “Transferee Conditions”) reasonably satisfactory to the Transferee. The Transferee may in its sole and absolute discretion waive any one or more of the Transferee Conditions by notice in writing to the Transferor (without prejudice to any of its rights hereunder), the Transferee Conditions are:

(a)             Governmental Entity has not issued, enacted, made, promulgated or enforced any law or order (other than any that has been revoked, withdrawn or reversed) that restricts, prohibits or otherwise prevents this Transaction;

(b)             The Transaction Documents have been duly executed;

(c)              The execution and delivery by the Transferor of this Agreement and other Transaction Documents and the performance by the Transferor and the Company (if applicable) of the transactions contemplated hereby will not violate the articles of association and internal governance rules of the Transferor and the Company or the relevant provisions of the Company Law of the PRC;

(d)             The Transferor shall have performed and complied in all material respects with the material agreements, obligations and conditions contained in the Transaction Documents to be performed or complied with by it on or before the Closing; and

(e)              The Transferor Warranties are true, accurate, complete and not misleading in all material respects when made and remain true, accurate, complete and not misleading in all material respects during the period from the execution date of this Agreement to the date of remittance of the relevant Transfer Price

4.3           Once this Agreement is executed, the Parties shall use all reasonable efforts to ensure the fulfillment of the conditions precedent by September 30, 2018. Such reasonable efforts shall include, the Parties shall take all reasonable necessary or appropriate measures as soon as practicable. For the avoidance of doubt, the Parties agree that the Transferees shall pay the first installment set forth in Section 3.5, i.e. RMB26,200,000 (in words: Renminbi Twenty-six Million Two Hundred Thousand), by September 30, 2018, unless the Transferee Conditions have not been fulfilled and are not waived by the Transferees.

4.4           If by September 30, 2018, any of the Transferor Conditions have not been satisfied (or waived in accordance with Article 4.1) or the Transferee Conditions have not been satisfied (or waived in accordance with Article 4.2), this Agreement shall immediately terminate automatically, except for Article 1 (Definitions and Interpretation), Article 13 (Confidentiality), Article 14 (Expenses), Article 16 (General Terms), Article 17 (Notices) and Article 18 (Governing Law and Dispute Resolution).  Except for otherwise provided in this Agreement or for the liabilities for breach committed by any Party, the rights and obligations of each Party shall cease to be effective immediately after the termination.  If the Transferor Conditions or the Transferee Conditions are not satisfied due to willful or gross negligence of one Party, such Party shall bear the liabilities for breach.

5.                  Pre-closing obligations

5.1           The Transferor undertakes that during the period from the execution date of this Agreement to the Tus Closing Date, unless otherwise provided for herein, it shall not cause the Company to carry out business activities in a different manner from those previously conducted, or cause the Company to engage in acts that are detrimental to its own interests or the interests of the Transferees.

5.2           From the execution date of this Agreement, the Transferor shall immediately notify the Transferees in writing of material information, notices and events relating to the Company, employees or assets of the Company once they become known to the Transferor; Aforesaid material information, notices and events shall mean (i) the information, notices and events determined by the Transferor to be material, or (ii) information, notices and events that may materially and adversely affect the Company.

5.3           Unless otherwise specifically provided for herein, the Transferor and the Transferees shall each bear their own transfer taxes/fees (including income tax, business tax, value-added tax, consumption tax, stamp duty, other similar taxes and governmental charges) arising out of this Agreement or the acquisition in accordance with the applicable laws. The Parties shall cooperate with each other as far as reasonably required and to the extent consistent with law to reduce such transfer taxes/fees.

5.4           From the execution date of this Agreement to the Closing Date, the Transferor shall not create any new encumbrance on the Equity Interest.

6.                  Closing

6.1           The closing of this Transaction (the “Closing”) shall take place at the business place of the Company on the second (2nd) day following the Completion Date of Alternation Registration (the “Closing Date”). The Parties may agree upon another time and place to consummate the Closing.

6.2           At the Closing, the Transferor shall duly perform its obligations customary in the market. Without limiting the generality of the aforesaid sentence, at Closing, the Transferor shall deliver to the Transferees all closing deliverables as set out in Appendix IV.

7.                  Covenant

7.1           Within 30 days after the Tus Payment Date, the Transferor, the Transferees and the Company shall apply to AIC and complete alternation registration with respect to this Transaction and obtain a new business license of the Company which indicates alternation registration with respect to this Transaction with AIC has been completed; the date on which alternation registration with respect to this Transaction is completed shall be referred to as the “Completion Date of Alternation Registration”;

7.2           The Transferor, the Company and the Transferees agree to appoint one (1) person designated by the Transferor to serve as a director of the Company (who shall not be the legal representative of the Company), and complete all necessary procedures with the AIC in connection with such appointment. Upon the Transferor’s receipt of all the Transfer Price hereunder, the Transferees shall have the right to change such director.

7.3           The Transferor undertakes that (1) after receipt of the first installment of the Transfer Price paid by the Transferees, the Transferor shall pay RMB26,200,000 (in words: Renminbi Twenty-six Million Two Hundred Thousand) to Beijing Longbei Information Technology Co., Ltd. for assisting the Transferees in brand promotion and enrollment promotion of the Company; (2) after receipt of the second installment of the Transfer Price paid by the Transferees, the Transferor shall pay RMB52,400,000 (in words: Renminbi Fifty-two Million Four Hundred Thousand) to Beijing Longbei Information Technology Co., Ltd. for assisting the Transferees in brand promotion and enrollment promotion of the Company; (3) after receipt of the third installment of the Transfer Price paid by the Transferees, the Transferor shall pay RMB26,200,000 (in words: Renminbi Twenty-six Million Two Hundred Thousand) to Beijing Longbei Information Technology Co., Ltd. for assisting the Transferees in brand promotion and enrollment promotion of the Company. The detail project of aforesaid brand promotion and enrollment promotion shall be negotiated separately.

8.                  Representation and Warranty

8.1           The Transferor represents and warrants to the Transferees that the representations and warranties set forth in Appendix III (the “Transferor Warranties”) are true, accurate, complete and not misleading in material respects, and shall remain true, accurate, complete and not misleading in material respects from the execution date of this Agreement to the Closing Date.

8.2           The Transferor acknowledges that the Transferees has entered into this Agreement in reliance upon the Transferor Warranties.

8.3           Notwithstanding the fact that the Closing has taken place, the Transferees shall still be entitled to claim that the Transferor Warranties are false, inaccurate, incomplete, misleading or breached in material aspects within 2 years after the Closing Date (5 years for tax-related matters). After the aforementioned period, the Transferees shall not make any Claim in respect of the foregoing matters.

8.4           The Transferor undertakes to notify the Transferees in writing immediately if it becomes aware of any matter or circumstance which violates or is inconsistent with the representations and warranties prior to the Closing.

8.5           If the Transferor Warranties are false, inaccurate, incomplete or misleading on the Closing Date or during the period from the execution date of this Agreement to the Closing Date, the Transferor shall indemnify the Transferees for its actual losses.

8.6           Without prejudice to the generality of Section 8.5 (i.e. the indemnification provided for in Section 8.5 shall apply to this Section 8,6), the Transferor undertakes to indemnify the Transferees against any claims, liabilities, losses, costs and expenses that the Transferees may suffer in relation to:

(a)             Settle with the Transferor regarding any claim that the Transferor Warranties are false, inaccurate, incomplete, misleading or breached;

(b)             The Transferees claims that the Transferor Warranties are false, inaccurate, incomplete, misleading or breached and obtains a favor judgment through legal proceedings; and

(c)              To enforce such settlement agreement or judgment in relation to this Agreement or its subject matter.

8.7           Prior to the Closing Date, the Transferor shall make every effort to provide the Transferees and its authorized representatives with information and materials relating to the Transferor upon the reasonable written request of the Transferees to assure the accuracy of and compliance with the Transferor Warranties.

9.                  Additional Rights, Obligations and Undertakings

9.1           Each of the Parties shall bear and pay all costs, taxes and expenses incurred or to be incurred by it in connection with negotiating and executing this Agreement and conducting and consummating this Transaction.

9.2           The Transferor shall also, to the extent necessary and appropriate, provide reasonable cooperation in connection with change of names of the Company and/or its Affiliates. In addition, to the extent necessary and appropriate, the Transferor shall provide reasonable cooperation and take necessary measures to assist conversion of the private schools owned by the Company from non-profit schools into for-profit schools, application for the school qualification of private schools owned by the Company, the Company and private schools owned by the Company, follow-up operation of the Company, the management of the Company and maintenance of stability of teaching team and other matters reasonably requested by the Transferees.

9.3           The Transferor undertakes and covenants with the Transferees that, for a period starting from the execution of this Agreement to the end of the third (3rd) year after it ceases to hold, directly or indirectly, any equity interest in the Company, it shall not, and shall ensure that any entity or person controlled by the Transferor and other entities or persons acting on its behalf will not, employ or attempt to employ any employee or officer of the Company, or induce or attempt to induce any employee or officer of the Company to leave his/her position with the Company, unless it has obtained prior written consent of the Transferees (list of specific employees and officers shall be provided by the Transferees within 30 days after the Closing).

9.4           The Transferor shall ensure that the execution of the Transaction Documents and performance of the transactions thereunder will not violate the articles of association, internal governance rules and the Company Law. If there is any dispute between the Transferor Shareholders regarding the amount of the Transfer Price, the validity of the internal authorization granted by the Transferor relating to the Transaction and the internal distribution of proceeds by the Transfer Price among the Transferor Shareholders relating to the Transaction and the Transferee is not liable for any liabilities arising from such dispute, the Transferor shall compensate the Transferees for its actual losses incurred by the Transferees arising from such dispute.

10.           Indemnification

10.1    The Transferor covenants with the Transferees that it shall indemnify the Transferees from and against any liability to make a payment for (and on an equivalent basis):

(a)             Prior to the Closing Date, other encumbrances, other than the pledge to Tus-Education Investment (Beijing) Co., Ltd., that the Equity Interest is subject to

11.           Effectiveness

This Agreement shall become effective upon affixation of seals by the Parties and execution by the authorized representatives.

12.           Termination

12.1    The Transferees may terminate this Agreement by notice in writing to the Transferor immediately, without any liability to the Transferor, under any of the following circumstances:

(a)             Any Governmental Entity makes an order permanently restraining, prohibiting or otherwise preventing the consummation of the Transaction (not due to the fault of the Transferees);

(b)             The Transferees become aware that any of the Transferor Warranties is false, inaccurate, incomplete, misleading or breached in material respect as of the execution date of this Agreement, and the Transferor fails to rectify within fifteen (15) Days after the Transferees give a written notice requesting the Transferor to rectify such breach;

(c)              The Transferor materially breaches the terms of this Agreement (including without limitation representations and warranties, covenants, undertakings or obligations) and such breach has a material adverse effect on the operation of the Company, and the Transferor fails to rectify within fifteen (15) Days after the Transferees give a written notice requesting the Transferor to rectify such breach;

(d)             The Transferor fails to complete the AIC alternation registration and obtain new business license for more than three months (except for reasons attributable to the Transferees) in accordance with Section 7.1; or

(e)              If any dispute arises between the Transferor Shareholders in connection with the performance by the Transferor of the transactions under the Transaction Documents, and the transactions hereunder are held to be invalid.

12.2    The Transferor may terminate this Agreement by notice in writing to the Transferees immediately, without any liability to the Transferees, under any of the following

(a)             Any Governmental Entity makes an order permanently restraining, prohibiting or otherwise preventing the consummation of the Transaction (not due to the fault of the Transferor)

(b)             The Transferor becomes aware that any of the Transferees warranties is false, inaccurate, incomplete, misleading or breached in material respect as of the execution date of this Agreement, and the Transferees fails to rectify within fifteen

(15) Days after the Transferor gives a written notice requesting the Transferees to rectify such breach;

(c)              The Transferees materially breaches the terms of this Agreement (including without limitation representations and warranties, covenants, undertakings or obligations, or fails to pay the Transfer Price as agreed), and the Transferees fails to rectify within fifteen (15) Days after the Transferor give a written notice requesting the Transferees to rectify such breach;

12.3    Upon any termination of this Agreement, all rights and obligations of the Parties shall cease immediately, except for Article 1 (Definitions and Interpretation), Article 13 (Confidentiality), Article 14 (Expense), Article 16 (General Provisions), Article 17 (Notice) and Article 18 (Governing Law and Dispute Resolution) of this Agreement, and any claims arising out of previous breaches of this Agreement, shall survive.

12.4    If any Party terminates this Agreement in accordance with this Section, it shall give a termination notice to the other Party and, unless otherwise provided for herein or the liabilities for breach of contract of any Party have occurred, the rights and obligations of each Party shall cease to be effective from the date on which the above termination notice is given by the Transferor. After any Party terminates the Transaction, (A) if the relevant changes of the Company have been completed, the Transferees shall cooperate with the Transferor in completing relevant change procedures and other procedures to restore the Company’s shareholders, directors, supervisors, legal representative, manager and authorized bank account signatory, etc. to the status prior to the Transaction within 30 Business Days from the date on which the above notice of termination or rescission of the Transaction is given. Within 30 Business Days after the completion of the above procedures, the Transferor shall refund the consideration for this Transaction that it has received to Transferee; or (B) if the change in the Company has not occurred, Transferor shall refund the consideration for this Transaction that it has received to Transferee within 30 Business Days from the date of the aforesaid notice of termination or rescission of this Transaction. In case the Transferor fails to refund the transaction consideration within the specified time limit as provided in (A) or (B) above, the Transferor agrees to pay the Transferees the overdue fee of 0.1% per day for the unpaid amount. For the purpose of item (A) above, if the relevant procedures for change in AIC and other procedures fail to be completed within thirty (30) Business Days due to the Transferor’s reason, the Transferor shall still make repayment to the Transferee within thirty (30) Business Days after the expiration of such period.

13.           Confidentiality

13.1    Subject to exceptions set forth in Section 13.2, from the date hereof, each Party shall not, without prior written consent of the other Parties, disclose (or permit its officers, employees, directors, agents, advisors or affiliates to disclose) the existence of this Agreement or its contents to any person or entity (except as permitted by this Agreement). In case of any early termination of this Agreement, the Transferees (including their Affiliates, officers, employees, directors, agents, advisors, representatives and aforesaid personnel of their Affiliates) shall bear aforesaid confidentiality obligation for the information about the Company provided by the Transferors to the Transferees.

13.2    The restrictions of Section 13.1 shall not apply to disclosure of any information by a Party (“Disclosing Party”) if:

(a)             The information aforesaid is or hereafter enters the public domain otherwise than as a result of a breach of confidentiality undertakings;

(b)             The disclosure of information is required by law, governmental authority, stock exchange or other regulatory body having jurisdiction over the Disclosing Party and to the persons authorized by law to receive such information;

(c)              In the course of proceedings before it to which the Disclosing Party is a party, to the court, arbitrator or administrative tribunal as may be necessary for such proceedings; or

(d)             Information is disclosed to professional advisers who owe a duty of confidence to the Disclosing Party about the information disclosed.

14.           Fee

14.1    Each Party shall bear its own costs of and incidental to this Agreement and the transfer contemplated by this Agreement; provided that if this Agreement is rescinded due to the breach by a Party, the defaulting Party shall indemnify the other Party for its costs and expenses incurred as a result of the preparation, negotiation and performance of this Agreement.

14.2    The Company shall bear any governmental expenses and taxes (if any) arising from the transfer of the Equity Interest hereunder, including without limitation expenses incurred in the approval and registration processes.

14.3    The Transferor acknowledges and warrants to the Transferee that the expenses of whatever nature payable by the Transferor in connection with the transfer of the Equity Interest are not and will not be borne by the Company.

15.           Liability

15.1    LIABILITY

(a)             Unless otherwise provided for herein, if a Party hereunder violates or fails to perform any provisions of this Agreement or maliciously impedes the implementation of or fulfillment of conditions for the transactions hereunder, and still fails or delays to implement such provisions or conditions under reasonable reminder given by the non-defaulting Party, the defaulting Party shall pay liquidated damages to the non-defaulting Party. The liquidated damages amount shall be limited to the actual losses but shall not exceed 20% of the Transfer Price. Such liquidated damages and overdue fees arising from breach of payment obligations could be applied cumulatively. Notwithstanding the foregoing, the threshold for the payment of claims and overdue fees for losses arising from the breach by a Party of the representations and warranties under Section 8 hereof or any monetary payment obligation shall be up to 100% of the Transfer Price. The indemnification made by the Transferor to the Transferees in accordance with Section 10 shall be limited to the actual losses.

(b)             In particular, if transfer of the Equity Interest contemplated under this Agreement fails to be completed due to the reason that the Transferor does not intend to continue the transfer when the relevant Transferor Conditions have been satisfied (or waived by the Transferor) and the relevant Transferee Conditions have been satisfied (or waived by the Transferee), the Transferor shall pay the Transferees liquidated damages in the amount equal to 10% of the Transfer Price receivable by it; if the Transferee does not intend to continue the transfer when the relevant Transferor Conditions have been satisfied (or waived by the Transferor) and the relevant Transferee Conditions have been satisfied (or waived by the Transferees), the Transferor shall have the right to rescind this Agreement and the Transferee shall pay the Transferor liquidated damages in the amount equal to 10% of the Transfer Price payable by it to the Transferor.

15.2    The default and indemnification provisions set forth in this Section shall take effect from the outset, and shall not be affected by other Sections of this Agreement or become invalid as a result of rescission or termination of this Agreement.

15.3    Any grace or leniency granted by a Party to the other Party with respect to any breach or delay by the other Party shall not be deemed as a waiver of its rights and powers, and shall not prejudice, affect or restrict all rights and powers such Party is entitled to under this Agreement and relevant laws and regulations.

15.4    The rights and remedies provided in this Agreement are cumulative and not exclusive of any other rights or remedies provided by law.

15.5    Failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law shall not impair or constitute a waiver of such right or remedy or impair or constitute a waiver of any other right or remedy, except for knowingly and deliberately delay which exceeds limitation of litigation.

16.           General Provisions

16.1    This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, consultations and negotiations. All previous agreements relating to the subject matter of this Agreement are hereby extinguished and shall have no further force or effect; provided that nothing in this Agreement shall exclude liability or remedy arising out of fraud.

16.2    This Agreement may not be amended, modified or otherwise modified except by an instrument in writing agreed by the Parties.

16.3    The Transferor hereby acknowledges that it shall ensure that, after the execution of this Agreement, it will not negotiate or have contact with any third party in connection with the sale or disposal of all or any part of the Equity Interest or the sale or disposal of any assets of the Company.

16.4    All provisions of this Agreement shall remain in full legal force and effect after the Closing (unless the obligations set forth in relevant provisions have been fully performed at the Closing).

16.5    This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Without the prior written consent of the other Parties, no Party shall (or shall attempt to) assign, transfer, subcontract or otherwise dispose of in any way the benefit of all or any of its rights or interests under this Agreement or any of its obligations under this Agreement.

16.6    Each of the provisions of this Agreement is severable. If any provision is held to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, but would be valid and enforceable if some part of the provision are deleted or applicable scope is reduced, that provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable. Without prejudice to the foregoing, if any provision is held to be illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, such provision shall be deemed, to the extent of such illegality, invalidity or unenforceability, not to form part of this Agreement, and the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, so long as the fundamental relationships among the Parties are not materially changed. The Parties shall use all reasonable efforts to replace such illegal, invalid or unenforceable provision with a substitute provision that is legal, valid and enforceable and that has the closest possible consequence to the intent of the illegal, invalid or unenforceable provision.

16.7    Except for all other rights and remedies available, the right of rescission granted to any Party under this Agreement is in addition to and without prejudice to all other rights and remedies available (and, without prejudice to the generality of the foregoing, such right of rescission shall not prejudice its right for liquidated damages) and no failure on the part of any Party to exercise or successfully exercise any right of rescission shall constitute a waiver of any other such right or remedy.

16.8    Failure or delay on the part of any Party to exercise any rights or remedies under any provisions of this Agreement shall not constitute as a waiver of such rights or remedies.

16.9    This Agreement may be executed in one or more counterparts, and by different Parties in separate counterparts, provided that each Party shall execute at least one counterpart, otherwise this Agreement shall have no legal effect, and each executed counterpart shall be deemed to be an original of this Agreement, and all the counterparts shall together constitute one and the same instrument.

16.10                         This Agreement is written and executed in Chinese. Chinese version of this Agreement is executed in eight (8) originals. Each Party and the Company shall hold two (2) originals of the Chinese Agreement. The remaining originals shall be submitted to the relevant authorities.

16.11                         Either Party shall be relieved of all or part of its obligations under this Agreement in light of the effect of Force Majeure Event if it fails or delays to perform its obligations hereunder due to such Force Majeure Event, provided, however, that such Party shall promptly notify the other Party of the occurrence of such Force Majeure Event and provide the other Party with detailed information and evidence within fifteen (15) Business Days after the occurrence of such Force Majeure Event, specifying the reason for its failure or delay in performing its obligations hereunder. If the effect of a Force Majeure Event cannot be restored, rectified or remedied within thirty (30) Business Days after the occurrence of such Force Majeure Event, any Party shall have the right to rescind this Agreement without liability. “Force Majeure Event” means, with respect to a Party, any unforeseeable, unavoidable, insurmountable or uncontrollable objective circumstances preventing such Party from performing all or part of its obligations hereunder, including lightning, typhoon, hurricane, flood, earthquake or other acts of nature, epidemic, war, riots and adjustments to and changes in any relevant laws.

16.12                         Only for the purpose of alternation registration of this Transaction with the AIC, the Parties may enter into a separate short form equity transfer agreement (or other similar agreements) for alternation registration with the AIC. In the event of any discrepancy between any of the terms of such short form agreements and this Agreement, the provisions of this Agreement shall prevail.

17.           Notice

17.1    Notices (including any approvals, consents or other communications) relating to this Agreement and the documents referred to herein:

Must be written in Chinese;

Shall be left at or delivered by courier to address of recipient, or sent by prepaid letter (where letter is sent to or from a place outside of the PRC, it shall use airmail) to address of recipient, or sent by facsimile to facsimile number of recipient, under which in each case with respect to the Party to whom notice is to be given in accordance with this Section (with indication of specified recipient), or such other address or facsimile number and/or indication of such other recipient as the relevant Party may, from time to time, designate by notice given in accordance with this Section.

Detailed information of each party as of the execution date of this Agreement is as follows:

To the Transferor: Beijing Giant Dream Education and Technology Co., Ltd.

Address: Room 905, Block B, Jinyu K. Wah Plaza, Shangdi Third Street, Haidian District, Beijing

Attn:

To Transferee 1: Shanghai OneSmart Education Investment Co., Ltd.

Address: No. 165 West Guangfu Road, Putuo District, Shanghai

Attention:

To Transferee 2: Geng Xiaofei

Address:

Telephone:

To the Company: Beijing Tus-Giant Education Technology Co., Ltd.

Address: No. 64 West Shuimo Street, East Yuanmingyuan Road, Haidian District, Beijing

Pre-closing Attention:

Post-closing Attention:

17.2    Subject to Section 17.3, a notice shall be deemed to have been given:

Upon delivery if left at address of recipient;

Notice given by mail shall be deemed to have been given on the third (3) day after sending (or on the seventh (7) day after sending if the letter is sent to or from an address outside of the PRC); and

Any notice delivered by facsimile shall be deemed to have been served when a transmission report has been issued by the machine from which the facsimile was sent  indicates that the facsimile has been sent in its entirety to the facsimile number of the recipient.

17.3    A notice given or deemed to have been given under Section 17.2 on a non-Business Day at local time of place of delivery or after 5 p.m. on a Business Day shall be deemed to have been given on the next following Business Day.

17.4    Each Party undertakes to give notice to the other Party pursuant to this Section if the address set forth herein is no longer appropriate for notice delivery.

18.           Governing Law and Dispute Resolution

18.1    This Agreement shall be governed by, and construed in accordance with, the law of the PRC.

18.2    Any dispute, controversy or claim among the Parties arising from or in connection with this Agreement or any breach of this Agreement, if not resolved by the Parties through friendly consultation, shall be finally submitted to the competent people’s court in Beijing for litigation.

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Appendix I Particulars of the Company

Appendix 3 TRANSFEROR WARRANTIES, TRANSFEREE WARRANTIES

The Transferor warrants that:

1.                  Qualification and Authority

1.1           Right, power, authority and action

1.1.1                    The Transferor have the rights, power and authority to execute and deliver this Agreement and other Transaction Documents, exercise its rights and perform its obligations under this Agreement and other Transaction Documents.

1.2           Binding agreements

1.2.1                    This Agreement and the other Transaction Documents, upon execution, will constitute valid and legally binding obligations of the Transferor in accordance with terms thereunder.

1.2.2                    The consummation of the transaction by the Transferor in accordance with this Agreement will not conflict with:

(A).        its articles of association, certificate of incorporation, bylaws or equivalent constitutional document;

(B).        any relevant law, regulation, treaty or rule; or

(C).        any obligation (contractual or otherwise) which is binding upon it or its assets

2.                  Equity Interest

2.1           Equity Interest

2.1.1                    The Transferor is the sole legal owner of the Equity Interest and has the right to sell and transfer to the Transferees the full legal and beneficial ownership of the Equity Interest in accordance with the terms hereof.

2.1.2                    Except for the pledge to Tus-Education Investment (Beijing) Co., Ltd., there is no encumbrance on the Equity Interest, nor is there any agreement, arrangement or obligation creating or incurring any encumbrance on the Equity Interest.

The Transferee warrants that:

1.                  Qualification and Authority

1.1           Right, power, authority and action

1.1.1                    The Transferees has the right, power and authority to execute and deliver this Agreement, exercise its rights hereunder and perform its obligations hereunder, and has taken all actions required by it to achieve the above purpose.

1.2           Binding agreements

1.2.1                    This Agreement, upon execution, shall constitute valid and legally binding obligations of it in accordance with the terms hereof.

1.2.2                    The consummation of the transaction by the Transferees pursuant to this Agreement will not conflict with:

(A).        its articles of association, certificate of incorporation, bylaws or equivalent constitutional document;

(B).        any relevant law, regulation, treaty or rule; or

(C).        any obligation (contractual or otherwise) which is binding upon it or its assets.

Appendix 4 Closing Deliverables

The Transferor shall deliver the following materials to the Transferees at the Closing:

(8)             The Register of Shareholders in form and substance satisfactory to the Transferees and affixed with seal of the Company; and

(9)             Other materials that may be requested by the Transferees, those materials must be in its possession as a shareholder of the Company and the Transferee has notified the Transferor three days in advance for preparation.

Signature Page

Transferor

Beijing Giant Dream Education and Technology Co., Ltd.

/s/ Authorized Signatory
SIGNED BY
Title:

The Company

Beijing Tus-Giant Education and Technology Co., Ltd.

/s/ Authorized Signatory
SIGNED BY
Title:

Transferee 1

Shanghai OneSmart Education Investment Co., Ltd

/s/ Authorized Signatory
SIGNED BY
Title:

Transferee 2

Geng Xiaofei

/s/ Geng Xiaofei